Exhibit 7.2

PLACER DOME INC.,

Issuer

to

DEUTSCHE BANK TRUST COMPANY AMERICAS,

Trustee

Third Supplemental Indenture

Dated as of October 10, 2003

Supplement to Indenture Dated as of March 6, 2003

2.75% Convertible Senior Debentures due 2023

-ii-

     THIRD SUPPLEMENTAL INDENTURE (this “Third Supplemental Indenture”) dated as of October 10, 2003 between PLACER DOME INC., a corporation duly organized and existing under the Canada Business Corporations Act (the “Company”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, as trustee (the “Trustee”).

     WHEREAS the Company has executed and delivered to the Trustee an Indenture dated as of March 6, 2003 (the “Original Indenture”), a First Supplemental Indenture thereto dated as of March 6, 2003 (the “First Supplemental Indenture”) and a Second Supplemental Indenture thereto dated as of October 10, 2003 (the “Second Supplemental Indenture”; the Original Indenture, as amended and supplemented by the First Supplemental Indenture, the Second Supplemental Indenture and this Third Supplemental Indenture, is hereinafter called the “Indenture”) providing for the issuance and sale by the Company from time to time of its debt securities (the “Securities”);

     WHEREAS, Section 901 of the Original Indenture provides that the Company and the Trustee may enter into a supplemental indenture to the Original Indenture without the consent of any holder of Securities to, among other things, establish the form or terms of any series of Securities as permitted by Sections 201 and 301 of the Original Indenture and to amend or supplement any provision contained in the Original Indenture in connection therewith provided that such amendment or supplement does not apply to any Outstanding Securities issued prior to the date of such supplemental indenture and entitled to the benefits of such provision;

     WHEREAS, the Company has determined that this Third Supplemental Indenture complies with said Section 901 and does not require the consent of any Holders of Securities, and has furnished the Trustee with an Opinion of Counsel complying with the requirements of Section 903 of the Original Indenture;

     WHEREAS the Company proposes in and by this Third Supplemental Indenture to establish a series of Securities issued pursuant to the Indenture designated as the “2.75% Convertible Senior Debentures due 2023” (the “Debentures”) and to supplement and amend the Original Indenture in certain respects in connection therewith; and

     WHEREAS the Company has requested that the Trustee execute and deliver this Third Supplemental Indenture and has certified that all requirements necessary to make this Third Supplemental Indenture a valid instrument in accordance with its terms have been satisfied, and that the execution and delivery of this Third Supplemental Indenture has been duly authorized by the Company.

     NOW THEREFORE, for and in consideration of the premises and the purchase of the Debentures by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Debentures, that the Original Indenture shall be supplemented and amended, insofar as relates to the Debentures, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS
OF GENERAL APPLICATION

     Section 101. Definitions.

     Terms used herein and not defined herein, and terms used in the recitals to this Third Supplemental Indenture and not defined in such recitals, have the respective meanings ascribed to such terms in the Original Indenture; the term “Original Indenture,” as used in this Third Supplemental Indenture, has the meaning ascribed to such term in the recitals hereto. The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Third Supplemental Indenture.

     “Additional Amounts” has the meaning set forth in Section 601.

     “Additional Debentures” has the meaning set forth in Section 203.

     “Additional Interest” has the meaning set forth in the Registration Rights Agreement.

     “Additional Interest Notice” has the meaning set forth in Section 603.

     “Agent Members” has the meaning set forth in Section 304.

     “Canadian Legend” means a legend labelled as such set forth in Exhibit A hereto.

     “Canadian Person” means any person in Canada or resident in Canada, including any natural person resident in Canada, any partnership or corporation organized or incorporated under the federal laws of Canada or the laws of any province or territory of Canada, any estate of which any executor or administrator is a Canadian person, any trust of which the trustee making the investment decision is a Canadian person, any agency or branch of a foreign entity located in Canada and any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in Canada.

     “Canadian Taxes” has the meaning set forth in Section 601.

     “Change in Control” means, in respect of the Company, any time, (i) any Person, including its Affiliates and associates, other than the Company, its Subsidiaries or their employee benefit plans, becomes the beneficial owner (as the term “beneficial owner” is used in Rule 13d-3 under the Exchange Act) of 50% or more of the total number of votes attached to the Voting Securities (or other securities into which the Voting Securities are reclassified or changed) then outstanding or (ii) there is consummated any Reorganization (A) in which the Company is not the continuing or surviving Person or (B) pursuant to which the Common Shares would be redeemed, changed or converted into or exchanged for cash, securities or other property, other than in each case, a Reorganization in which the holders of the Voting Securities immediately prior to the Reorganization have, directly or indirectly, at least a majority of the voting shares of the continuing or surviving Person immediately after such transaction.

     “Close of Business” means, as of any determination date, 5:00 p.m., New York City time, on such determination date.

     “Closing Sale Price” on any date means the closing sale price per Common Share (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such date as reported in composite transactions on the New York Stock Exchange or such other principal United States securities exchange on which the Common Shares are traded or, if the Common Shares are not listed on a United States national or regional securities exchange, as reported by the Nasdaq System or by the National Quotation Bureau Incorporated or, if no such price is reported, as reported by the principal non-United States market on which the Common Shares are traded (currently the Toronto Stock Exchange). To the extent such price is reported in Canadian currency, the Closing Sale Price shall be converted into U.S. dollars based on the Bank of Canada noon exchange rate as reported for conversion into U.S. dollars on such date. In the absence of such reported price or quotation, the Company’s Board of Directors will determine the Closing Sale Price on the basis of such quotation as the Company considers appropriate in good faith.

     “Code” means the United States Internal Revenue Code of 1986, as amended.

     “Common Shares” includes any shares of any class of the Company, which has voting rights, no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which is not subject to redemption by the Company. However, subject to the provisions of Section 506, shares issuable on conversion of Debentures shall include only shares of the class designated as Common Shares of the Company at the date of this Third Supplemental Indenture (namely the Company’s common shares, no par value) or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided that, if at any time there is more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion that the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

     “Company Repurchase Notice” has the meaning set forth in Section 406.

     “Company Repurchase Notice Date” has the meaning set forth in Section 406.

     “Conversion Agent” means any Person authorized by the Company to convert Debentures in accordance with Article Five. The Company has initially appointed the Trustee as its Conversion Agent, which shall maintain an office or agency in the Borough of Manhattan, The City of New York, New York.

     “Conversion Price” as of any day will equal US$1,000 divided by the Conversion Rate on such day, rounded to the nearest cent.

     “Conversion Rate” has the meaning specified in Section 504 hereof.

     “Custodian” means Deutsche Bank Trust Company Americas, as custodian with respect to Debentures in global form, or any successor entity thereto.

     “Designated Event” means a Fundamental Change or Termination of Trading; provided, that any such Fundamental Change or Termination of Trading occurring on or prior to October 10, 2008 shall not be deemed a Designated Event unless such Fundamental Change or Termination of Trading also constitutes a Change in Control.

     “Designated Event Notice” has the meaning set forth in Section 404.

     “Designated Event Repurchase Date” has the meaning set forth in Section 404.

     “Designated Event Repurchase Notice” has the meaning set forth in Section 404.

     “Distributed Securities” has the meaning specified in Section 505(d).

     “Ex-Dividend Time” has the meaning set forth in Section 501.

     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any rules or regulations promulgated thereunder.

     “Excluded Holder” has the meaning set forth in Section 601.

     “Excluded Taxes” has the meaning set forth in Section 601.

     “Expiration Time” has the meaning set forth in Section 505(f).

     “Fundamental Change” means the occurrence of any transaction or event (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, amalgamation, combination, Reclassification, recapitalization or otherwise) in connection with which all or substantially all of the Common Shares shall be exchanged for, converted into, acquired for or constitute solely the right to receive, consideration which is not all or substantially all common shares that (i) are listed on, or immediately after the transaction or event will be listed on, the Toronto Stock Exchange or a United States national securities exchange or (ii) are approved, or immediately after the transaction or event will be approved, for quotation on the Nasdaq National Market or any similar United States system of automated dissemination of quotations of securities prices.

     “Global Debenture” has the meaning set forth in Section 302.

     “Indenture” means the Original Indenture as supplemented by the First Supplemental Indenture, the Second Supplemental Indenture and this Third Supplemental Indenture, each as may be amended or supplemented from time to time.

     “Initial Purchasers” has the meaning set forth in the Purchase Agreement.

     “Interest” means, when used with reference to the Debentures, any interest payable under the terms of the Debentures, including Additional Interest, if any, payable under the terms of the Registration Rights Agreement, and any Additional Amount in respect of such interest or Additional Interest.

     “Interest Payment Date” has the meaning set forth in Section 303.

     “Measurement Period” has the meaning set forth in Section 501.

     “Moody’s” means Moody’s Investor Services and its successors.

     “Portal Market” means The Portal Market operated by the National Association of Securities Dealers, Inc. or any successor thereto.

     “Prescribed Security” means a security prescribed for purposes of clause 212(1)(b)(vii)(E) of the Tax Act.

     “Principal Value Conversion” has the meaning set forth in Section 501.

     “Purchase Agreement” means the Purchase Agreement, dated as of October 7, 2003, between the Company and the Initial Purchasers named therein relating to the Debentures.

     “Purchased Shares” has the meaning set forth in Section 505(f).

     “Reclassification” means any reclassification of the Common Shares (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination).

     “Redemption Date” means the date specified for redemption of any Debenture in accordance with the terms of such Debenture and this Indenture.

     “Redemption Notice” has the meaning set forth in Section 402.

     “Redemption Price” means the price at which the Debentures may be redeemed as set forth in Section 401 or 602.

     “Redemption Tax Event” means (a) any amendment to or change announced or to become effective after October 10, 2003 in the laws (or any regulations thereunder) of Canada or any political subdivision or taxing authority thereof or therein) or (b) any amendment to or change in any official position regarding the application or interpretation of such laws or regulations announced or to become effective after October 10, 2003 by any applicable legislative body, court, governmental agency or regulatory authority of Canada or any political subdivision or taxing authority thereof or therein, in either case, as a result of which the Company has or would become obligated to pay Additional Amounts that are more than de minimis with respect to the Debentures, and such obligations cannot be avoided by the Company taking reasonable measures available to it.

     “Registration Rights Agreement” means the Registration Rights Agreement dated as of October 10, 2003 among the Company and Citigroup Capital Markets Inc., J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated, as representatives of the Initial Purchasers, as amended from time to time in accordance with its terms.

     “Reorganization” means a consolidation, merger, amalgamation, binding share exchange, statutory arrangement (involving a business combination) or similar transaction involving the Company.

     “Repurchase Date” has the meaning set forth in Section 405.

     “Repurchase Notice” has the meaning set forth in Section 405.

     “Restricted Debenture” has the meaning set forth in Section 304.

     “Restricted Debentures Legend” means the legend labeled as such set forth in Exhibit A hereto.

     “Rule 144A” means Rule 144A as promulgated under the Securities Act.

     “Sale” means any sale, lease or conveyance of the property and assets of the Company as an entirety or substantially as an entirety.

     “Standard & Poor’s” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and its successors.

     “Tax Act” means the Income Tax Act (Canada) as amended from time to time.

     “Termination of Trading” shall be deemed to have occurred if the Common Shares (or other securities or property into which the Debentures are then convertible pursuant to any adjustment under Section 506 hereof, including, without limitation, Prescribed Securities) are neither listed for trading on the Toronto Stock Exchange or a United States national securities exchange nor approved for trading on the Nasdaq National Market.

     “Trading Day”, with respect to the Common Shares or any other security, shall mean (x) if the such security is quoted on the Nasdaq National Market, a day on which trades may be made thereon or (y) if the applicable security is listed or admitted for trading on any of the American Stock Exchange, New York Stock Exchange or another United States national securities exchange, or the Toronto Stock Exchange, a day on which any of the American Stock Exchange, New York Stock Exchange or such other United States national securities exchange, or the Toronto Stock Exchange is open for business or (z) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

     “Trading Price” means, on any date, the average of the secondary market bid quotations per US$1,000 principal amount of Debentures obtained by the Trustee for US$10,000,000 principal amount of Debentures at approximately 3:30 p.m., New York City time, on such date from three independent nationally recognized securities dealers selected by the Company; provided that if three such bids cannot reasonably be obtained by the Trustee, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Trustee, that one bid shall be used; provided further that if the Trustee cannot reasonably obtain at least one bid for US$10,000,000 principal amount of Debentures from a nationally recognized securities dealer, then the Trading Price shall be deemed to be less than 98% of the product of (a) the Conversion Rate and (b) the Closing Sale Price on such date.

     “Voting Securities” means the Company’s share capital entitled to general voting rights either under all circumstances or under circumstances that have occurred and are continuing.

     Section 102. Section References.

     Each reference to a particular section or Article set forth in this Third Supplemental Indenture shall, unless the context otherwise requires, refer to that Section or Article in this Third Supplemental Indenture.

ARTICLE TWO

GENERAL TERMS AND CONDITIONS OF THE DEBENTURES

     Section 201. Title of the Debentures.

     The Debentures shall be known and designated as the “2.75% Convertible Senior Debentures due 2023” of the Company.

     Section 202. Stated Maturity.

     The Stated Maturity of the Debentures shall be October 15, 2023.

     Section 203. Limit on Amount of Series.

     The aggregate principal amount of Debentures which may be authenticated and delivered under this Third Supplemental Indenture is limited to US$230,000,000, except for Debentures authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Debentures pursuant to Section 304, 305, 306, 905 or 1107 of the Original Indenture. Notwithstanding the foregoing, the Company may, from time to time, issue additional Debentures (“Additional Debentures”), so long as any such Additional Debentures have the same form and terms (other than the date of issuance, and except that the form of such Additional Debentures may refer to a different registration rights agreement and bear a modified Canadian Legend amended to reflect the date of issuance of the Additional Debentures than the Debentures issued on the date of initial issuance thereof and such Additional Debentures, if issued pursuant to a registration statement that is effective under the Securities Act, need not bear the Restricted Debentures Legend and may omit the paragraph included in Exhibit A hereto which refers to the Registration Rights Agreement), and carry the same right to receive accrued and unpaid interest, as the Debentures theretofore issued; provided, however, that, notwithstanding the foregoing, no Additional Debentures may be issued at a price that would cause such Additional Debentures to have “original issue discount” within the meaning of Section 1273 of the Code.

ARTICLE THREE

ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF DEBENTURES

     Section 301. Issue of Debentures.

     The Debentures may be issued upon the execution of this Indenture, or from time to time thereafter (subject to Section 203 hereof), as may be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Debentures to or upon the written order of the Company, signed by its Chairman of the Board, Vice Chairman of the Board, Chief Executive Officer, President or any Vice President, the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary, without any further action by the Company hereunder.

     Section 302. Form of Debentures.

     The Debentures and the Trustee’s certificate of authentication to be borne by such Debentures shall be substantially in the form set forth in Exhibit A. The terms and provisions contained in the form of Debenture attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

     Any of the Debentures may have such letters, numbers or other marks of identification and such notations, legends, endorsements or changes as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required by the Custodian, the Depositary or by the National Association of Securities Dealers, Inc. in order for the Debentures to be tradable on the Portal Market or as may be required for the Debentures to be tradable on any other market developed for trading of securities pursuant to Rule 144A or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Debentures may be listed, or to conform to usage, or to indicate any special limitations or restrictions to which any particular Debentures are subject.

     So long as the Debentures are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, or otherwise contemplated by Section 304 of this Third Supplemental Indenture, all of the Debentures will be represented by one or more Debentures in global form registered in the name of the Depositary or the nominee of the Depositary (a “Global Debenture”). The transfer and exchange of beneficial interests in any such Global Debenture shall be effected through the Depositary in accordance with this Indenture and the applicable procedures of the Depositary. Except as provided in Section 304 of this Third Supplemental Indenture, beneficial owners of a Global Debenture shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered Holders of such Global Debenture.

     Any Global Debenture shall represent such of the outstanding Debentures as shall be specified therein and shall provide that it shall represent the aggregate amount of outstanding

Debentures from time to time endorsed thereon and that the aggregate amount of outstanding Debentures represented thereby may from time to time be increased or reduced to reflect redemptions, repurchases, conversions, transfers or exchanges permitted hereby. Any endorsement of a Global Debenture to reflect the amount of any increase or decrease in the amount of outstanding Debentures represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Debentures in accordance with this Indenture. Payment of principal of and Interest on any Global Debenture shall be made to the Holder of such Debenture.

     Section 303. Date and Denomination of Debentures; Payments of Interest.

     The Debentures shall be issuable in fully registered form without coupons in denominations of US$1,000 principal amount and integral multiples of US$1,000 in excess thereof. Each Debenture shall be dated the date of its authentication and shall bear interest from the date specified on the face of the form of Debenture attached as Exhibit A hereto. Interest on the Debentures shall be computed on the basis of a 360-day year comprised of twelve 30-day months. For the purposes of disclosure under the Interest Act (Canada), the yearly rate of interest which is equivalent to the rate payable under this Third Supplemental Indenture is the rate payable multiplied by the actual number of days in the year and divided by 360.

     Interest shall be payable semi-annually in arrears on April 15 and October 15 of each year (each an “Interest Payment Date”), commencing April 15, 2004. The Person in whose name any Debenture (or its Predecessor) is registered on the Security Register at the Close of Business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date, except that the interest payable upon redemption or repurchase will be payable to the Person to whom principal is payable pursuant to such redemption or repurchase (unless the Redemption Date or the repurchase date, as the case may be, falls after a Regular Record Date and on or prior to the corresponding Interest Payment Date, in which case the payment of interest becoming due on such Interest Payment Date shall be payable to the Holders of such Debentures registered as such on the applicable Regular Record Date).

     Interest shall be payable at the office of the Company maintained by the Company for such purposes in the Borough of Manhattan, The City of New York, which shall initially be an office or agency of the Trustee. The Company shall pay interest (i) on any Debentures in certificated form by check mailed to the address of the Person entitled thereto as it appears in the Security Register or (ii) on any Global Debenture by wire transfer of immediately available funds to the account of the Depositary or its nominee. The term “Regular Record Date” with respect to any Interest Payment Date shall mean the April 1 or October 1 preceding the applicable April 15 or October 15 Interest Payment Date, respectively.

     Section 304. Exchange and Registration of Transfer of Debentures; Restrictions on Transfer.

          (a) The following provisions shall apply only to Global Debentures:

          (i) Each Global Debenture authenticated under this Indenture shall be registered in the name of the Depositary or a nominee thereof and delivered to such

Depositary or a nominee thereof or Custodian therefor, and each such Global Debenture shall constitute a single Debenture for all purposes of this Indenture.

          (ii) Notwithstanding any other provision in this Indenture, no Global Debenture may be exchanged in whole or in part for Debentures registered, and no transfer of a Global Debenture in whole or in part may be registered, in the name of any Person other than the Depositary or a nominee thereof, unless (A) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Global Debentures or the Depositary for the Global Debentures ceases to be a clearing agency registered as such under the Exchange Act if so required by the applicable law or regulation, and no successor Depositary for the Debentures shall have been appointed within ninety (90) days of such notification or of the Company becoming aware of the Depositary’s ceasing to be registered, (B) an Event of Default has occurred and is continuing with respect to the Debentures or (C) the Company, in its sole discretion, executes and delivers to the Trustee an order to the effect that the Global Debentures shall be so exchangeable. Any Global Debenture exchanged pursuant to clause (A) or (B) above shall be so exchanged in whole and not in part and any Global Debenture exchanged pursuant to clause (C) above may be exchanged in whole or from time to time in part as directed by the Company. Any Debenture issued in exchange for a Global Debenture or any portion thereof shall be a Global Debenture; provided, that any such Debenture so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Debenture.

          (iii) Debentures issued in exchange for a Global Debenture or any portion thereof pursuant to clause (ii) above shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Debenture or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear any legends required hereunder. Any Global Debenture to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Security Registrar. With regard to any Global Debenture to be exchanged in part, either such Global Debenture shall be so surrendered for exchange or, if the Trustee is acting as Custodian for the Depositary or its nominee with respect to such Global Debenture, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and make available for delivery the Debenture issuable on such exchange to or upon the written order of the Depositary or an authorized representative thereof.

          (iv) In the event of the occurrence of any of the events specified in clause (ii) above, the Company will promptly make available to the Trustee a reasonable supply as the Trustee shall require of certificated Debentures in definitive, fully registered form, without interest coupons.

          (v) Neither any members of, or participants in, the Depositary (“Agent Members”) nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Debenture registered in the name of the Depositary or any nominee thereof, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Debenture for all purposes whatsoever; provided, however, that any Agent Members or by any other beneficial holder of an interest in the Global Debenture may directly enforce, without the proxy, certification, consent or involvement of the Depositary, any request to exchange an interest in such Global Debenture for a registered Debenture in such person’s name, if such exchange is provided by Section 304(a)(ii) above and provided further, that nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Debenture.

          (vi) At such time as all interests in a Global Debenture have been redeemed, repurchased, converted, canceled or exchanged for Debentures in certificated form, such Global Debenture shall, upon receipt thereof, be canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Debenture is redeemed, repurchased, converted, canceled or exchanged for Debentures in certificated form, the principal amount of such Global Debenture shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced, and an endorsement shall be made on such Global Debenture, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction.

          (b) Any certificate evidencing a Debenture (and all securities issued in exchange therefore or substitution thereof) shall bear the Restricted Debentures Legend, unless (1) such Debenture has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or pursuant to Rule 144 under the Securities Act or any similar provision then in force, (2) such Debenture is eligible for resale pursuant to Rule 144(k) under the Securities Act (or any successor provision) or (3) otherwise agreed by the Company in writing, with written notice thereof to the Trustee.

     Every Debenture that bears or is required under this Section 304 to bear the Restricted Debentures Legend (the “Restricted Debentures”) shall be subject to the restrictions on transfer set forth in this Section 304 (including those set forth in the Restricted Debentures Legend) unless such restrictions on transfer shall be waived by written consent of the Company, and the Holder of each such Restricted Debenture, by such Debenture Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 304, the term “transfer” encompasses any sale, pledge, loan, transfer or other disposition whatsoever of any Restricted Debenture or any interest therein.

     Any Debenture (or Debenture issued in exchange or substitution therefor) as to which the conditions for removal of the Restricted Debentures Legend have been satisfied may, upon surrender of such Debenture for exchange to the Security Registrar in accordance with the provisions of this Section 304, be exchanged for a new Debenture or Debentures, of like tenor and aggregate principal amount, which shall not bear the Restricted Debentures Legend. If the Restricted Debenture surrendered for exchange is represented by a Global Debenture bearing the

Restricted Debentures Legend, the principal amount of the Global Debenture so legended shall be reduced by the appropriate principal amount and the principal amount of a Global Debenture without the Restricted Debentures Legend shall be increased by an equal principal amount. If a Global Debenture without the Restricted Debentures Legend is not then outstanding, the Company shall execute and the Trustee shall authenticate and deliver a Global Debenture without the Restricted Debentures Legend to the Depositary.

          (c) Any certificate evidencing a Debenture (and all securities issued in exchange therefor or substitution thereof) issued before May 9, 2004 shall bear the Canadian Legend and the Debentures shall be subject to such restrictions on transfer and the Holder of each such Debenture by such Holder’s acceptance thereof, agrees to be bound by the restrictions on transfer set forth in the Canadian Legend.

          (d) Any Debentures which bear the Canadian Legend may at any time on or after May 9, 2004, on surrender of such Debenture for exchange to the Security Registrar in accordance with the provisions of this Section 304, be exchanged for a new Debenture or Debentures, of like tenor and aggregate principal amount, which shall not bear the Canadian Legend. If the Debenture surrendered for exchange is represented by a Global Debenture bearing the Canadian Legend, the principal amount of the Global Debenture so legended shall be reduced by the appropriate principal amount and the principal amount of a Global Debenture without the Canadian Legend shall be increased by an equal principal amount. If a Global Debenture without the Canadian Legend is not then outstanding, the Company shall execute and the Trustee shall authenticate and deliver a Global Debenture without the Canadian Legend to the Depositary.

          (e) Any Debenture issued upon the conversion of a Debenture that, prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), is purchased or owned by the Company or any Affiliate thereof may not be resold by the Company or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Debentures, as the case may be, no longer being “restricted securities” (as defined under Rule 144).

          (f) The Trustee shall have no responsibility or obligation to any Agent Members or any other Person with respect to the accuracy of the books or records, or the acts or omissions, of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Debentures or with respect to the delivery to any Agent Member or other Person (other than the Depositary) of any notice (including any Redemption Notice) or the payment of any amount, under or with respect to such Debentures. All notices and communications to be given to the Holders and all payments to be made to Holders under the Debentures shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Debenture). The rights of beneficial owners in any Global Debenture shall be exercised only through the Depository, subject to Section 304(a)(v) and to the customary procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Agent Members.

     The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Debenture (including any transfers between or among Agent Members in any Global Debenture) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

ARTICLE FOUR

REDEMPTION AND REPURCHASE OF DEBENTURES

     Section 401. Redemption of Debentures.

     Except as provided in Section 602, the Company may not redeem any Debentures prior to October 20, 2010. At any time on or after October 20, 2010 and prior to maturity, the Debentures may be redeemed at the option of the Company, in whole or in part, upon notice as provided in Section 402, at the following redemption prices, expressed as a percentage of the principal amount, set forth opposite the applicable period in which the Redemption Date occurs:

Redemption Period	Price (%)
Beginning on October 20, 2010 and ending on October 14, 2011	100.825%
Beginning on October 15, 2011 and ending on October 14, 2012	100.550%
Beginning on October 15, 2012 and ending on October 14, 2013	100.275%

and 100% if redeemed on or after October 15, 2013, in each case, the Company shall pay accrued and unpaid Interest to, but excluding, the Redemption Date; provided that if the Redemption Date falls after a Regular Record Date but on or prior to the next succeeding Interest Payment Date, then the Interest payable on such Interest Payment Date shall be paid to the Holders of such Debentures on the applicable Regular Record Date instead of the Holders surrendering such Debentures for redemption on the Redemption Date.

     Section 402. Notice of Optional Redemption; Selection of Debentures.

     In case the Company shall desire to exercise the right to redeem all or, as the case may be, any part of the Debentures pursuant to Section 401, it shall fix a date for redemption and it or, at its written request received by the Trustee not fewer than sixty (60) days prior (or such shorter period of time as may be acceptable to the Trustee) to the date fixed for redemption, the Trustee in the name of and at the expense of the Company, shall mail or cause to be mailed a notice of such redemption (the “Redemption Notice”) not fewer than thirty (30) nor more than sixty (60) days prior to the Redemption Date to each Holder of Debentures to be redeemed as a whole or in part at its last address as the same appears on the Security Register; provided that if the Company shall give such Redemption Notice, it shall also give written notice of the Redemption Date to the Trustee. Such mailing shall be by first class mail. The Redemption Notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such Redemption Notice. In any case, failure to give such Redemption Notice by mail or any defect in the notice to the Holder of any Debenture designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Debenture. Concurrently with the mailing of any such Redemption Notice, the Company shall issue a press release announcing such redemption, the form and content of which press release shall be determined by the Company in its sole discretion. The failure to issue any such press release or any defect therein shall not affect the validity of the Redemption Notice or any of the proceedings for the redemption of any Debenture called for redemption.

     Each such Redemption Notice shall specify, in addition to the requirements of Section 1104 of the Original Indenture (but with duplication), the aggregate principal amount of Debentures to be redeemed, the CUSIP number or numbers of the Debentures being redeemed, the Redemption Date (which shall be a Business Day), the Redemption Price at which Debentures are to be redeemed, the place or places of payment, that payment will be made upon presentation and surrender of such Debentures, that Interest accrued and unpaid to the Redemption Date will be paid as specified in said notice, and that on and after said date Interest thereon or on the portion thereof to be redeemed will cease to accrue unless the Redemption Price is not paid. Such notice shall also state the current Conversion Rate and the date on which the right to convert such Debentures or portions thereof into Common Shares will expire. If fewer than all the Debentures are to be redeemed, the Redemption Notice shall identify the Debentures to be redeemed (including CUSIP numbers, if any). In case any Debenture is to be redeemed in part only, the Redemption Notice shall state the portion of the principal amount thereof to be redeemed and shall state that, on and after the Redemption Date, upon surrender of such Debenture, a new Debenture or Debentures in principal amount equal to the unredeemed portion thereof will be issued.

     Prior to 10:00 a.m. (New York City time) on the Redemption Date specified in the Redemption Notice given as provided in this Section 402, the Company will deposit with the Trustee or with one or more Paying Agents (or, if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in 1003 of the Original Indenture) an amount of money in immediately available funds sufficient to redeem all the Debentures (or portions thereof) so called for redemption (other than those theretofore surrendered for conversion into Common Shares) at the appropriate Redemption Price, together with accrued and unpaid Interest to, but excluding, the Redemption Date. If any Debenture called for redemption is converted pursuant hereto prior to such Redemption Date, any money deposited with the Trustee or any Paying Agent or so segregated and held in trust for the redemption of such Debenture shall be paid to the Company upon its written request, or, if then held by the Company, shall be discharged from such trust. Whenever any Debentures are to be redeemed, the Company will give the Trustee written notice in the form of an Officers’ Certificate not fewer than forty-five (45) days (or such shorter period of time as may be acceptable to the Trustee) prior to the Redemption Date as to the aggregate principal amount of Debentures to be redeemed.

     If less than all of the outstanding Debentures are to be redeemed, the Trustee shall select the Debentures or portions of the Global Debenture or the Debentures in certificated form to be redeemed (in principal amounts of US$1,000 or multiples thereof) by lot, on a pro rata basis or by another method the Trustee deems fair and appropriate. If any Debenture selected for partial redemption is submitted for conversion in part after such selection, the portion of such Debenture submitted for conversion shall be deemed (so far as may be possible) to be the portion to be selected for redemption. The Debentures (or portions thereof) so selected shall be deemed duly selected for redemption for all purposes hereof, notwithstanding that any such Debenture is submitted for conversion in part before the mailing of the Redemption Notice.

     Upon any redemption of less than all of the outstanding Debentures, the Company and the Trustee may (but need not), solely for purposes of determining the pro rata allocation among such Debentures as are unconverted and outstanding at the time of redemption, treat as outstanding any Debentures surrendered for conversion during the period of fifteen (15) days next preceding the mailing of a Redemption Notice and may (but need not) treat as outstanding any Debenture authenticated and delivered during such period in exchange for the unconverted portion of any Debenture converted in part during such period.

     Section 403. Payment of Debentures Called for Redemption by the Company.

     If a Redemption Notice has been given as provided in Section 402, the Debentures or portion of Debentures with respect to which such notice has been given shall, unless converted into Common Shares pursuant to the terms hereof, become due and payable on the Redemption Date and at the place or places stated in such notice at the applicable Redemption Price, together with Interest accrued and unpaid to (but excluding) the Redemption Date, and on and after said date (unless the Company shall default in the payment of such Debentures at the Redemption Price, together with Interest accrued and unpaid to said date) Interest on the Debentures or portion of Debentures so called for redemption shall cease to accrue and, after the Close of Business on the Business Day immediately preceding the Redemption Date (unless the Company shall default in the payment of such Debentures at the Redemption Price, together with Interest accrued and unpaid to said date) such Debentures shall cease to be convertible into Common Shares and, except as provided in Section 605 and Section 1003 of the Original Indenture, to be entitled to any benefit or security under this Indenture, and the Holders thereof shall have no right in respect of such Debentures except the right to receive the Redemption Price thereof and unpaid Interest to (but excluding) the Redemption Date. On presentation and surrender of such Debentures at a place of payment in said notice specified, the said Debentures or the specified portions thereof shall be paid and redeemed by the Company at the applicable Redemption Price, together with Interest accrued and unpaid thereon to, but excluding, the Redemption Date; provided, that if the Redemption Date falls after a Regular Record Date but on or prior to the next succeeding Interest Payment Date, then the Interest payable on such Interest Payment Date shall be paid to the Holders of such Debentures on the applicable Regular Record Date instead of the Holders surrendering such Debentures for redemption on the Redemption Date.

     Upon presentation of any Debenture redeemed in part only, the Company shall execute and the Trustee shall authenticate and make available for delivery to the Holder thereof, at the expense of the Company, a new Debenture or Debentures, of authorized denominations, in principal amount equal to the unredeemed portion of the Debentures so presented.

     Notwithstanding the foregoing, the Company shall not redeem any Debentures nor shall the Company or the Trustee mail any Redemption Notice during the continuance of a default in payment of Interest on the Debentures, or if the principal amount of the Debentures has been accelerated pursuant to the terms of the Indenture, and such acceleration has not been rescinded. If any Debenture called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, bear interest from the Redemption Date at a rate equal to the rate set forth in the Debenture for overdue payments of principal and such Debenture shall remain convertible into Common Shares until the principal and Interest shall have been paid or duly provided for.

     Section 404. Offer to Repurchase Upon a Designated Event.

          (a) If there shall occur a Designated Event at any time prior to maturity of the Debentures, the Company shall offer to repurchase all the Outstanding Debentures and each

Holder shall have the right, at such Holder’s option, to accept such offer and thereby require the Company to repurchase all of such Holder’s Debentures, or any portion thereof that is a multiple of US$1,000 principal amount, as of the date (the “Designated Event Repurchase Date”) specified by the Company that is not less than twenty (20) Business Days and not more than thirty-five (35) Business Days after the date of the Designated Event Notice (as defined in Section 404(b)) with respect to such Designated Event at a repurchase price equal to 100% of the principal amount thereof, together with accrued and unpaid Interest to, but excluding, the Designated Event Repurchase Date; provided that if such Designated Event Repurchase Date falls after a Regular Record Date and on or prior to the corresponding Interest Payment Date, then the interest payable on such Interest Payment Date shall be paid to the Holders of the Debentures on the applicable Regular Record Date instead of the Holders surrendering the Debentures for repurchase on such date. Repurchases of Debentures under this Section 404 shall be made, at the option of the Holder thereof, upon:

          (i) delivery to the Trustee (or other Paying Agent appointed by the Company) by a Holder of a duly completed notice (the “Designated Event Repurchase Notice”) in the form set forth on the reverse of the Debenture prior to the Close of Business on the Designated Event Repurchase Date; and

          (ii) delivery or book-entry transfer of the Debentures to the Trustee (or other Paying Agent appointed by the Company) at any time after delivery of the Designated Event Repurchase Notice (together with all necessary endorsements) at the Corporate Trust Office of the Trustee (or other Paying Agent appointed by the Company) in the Borough of Manhattan as provided in Section 1002 of the Original Indenture, such delivery being a condition to receipt by the Holder of the repurchase price therefor; provided that such repurchase price shall be so paid pursuant to this Section 404 only if the Debenture so delivered to the Trustee (or other Paying Agent appointed by the Company) shall conform in all respects to the description thereof in the related Designated Event Repurchase Notice.

     The Company shall purchase from the Holder, pursuant to this Section 404, a portion of a Debenture, if the principal amount of such portion is US$1,000 or a whole multiple of US$1,000. Provisions of this Indenture that apply to the purchase of all of a Debenture also apply to the purchase of such portion of such Debenture.

     Any purchase by the Company contemplated pursuant to the provisions of this Section 404 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Designated Event Repurchase Date and the time of the book entry transfer or delivery of the Debenture.

     Notwithstanding anything herein to the contrary, any Holder delivering to the Trustee (or other Paying Agent appointed by the Company) the Designated Event Repurchase Notice contemplated by this Section 404 shall have the right to withdraw such Designated Event Repurchase Notice at any time prior to the Close of Business on the Designated Event Repurchase Date by delivery of a written notice of withdrawal to the Trustee (or other Paying Agent appointed by the Company) in accordance with Section 404(c) below.

     The Trustee (or other Paying Agent appointed by the Company) shall promptly notify the Company of the receipt by it of any Designated Event Repurchase Notice or written notice of withdrawal thereof.

          (b) On or before the fifteenth day after the occurrence of a Designated Event, the Company or at its written request (which must be received by the Trustee at least five (5) Business Days prior to the date the Trustee is requested to give notice as described below, unless the Trustee shall agree in writing to a shorter period), the Trustee, in the name of and at the expense of the Company, shall mail or cause to be mailed to all Holders of record on the date of the Designated Event a notice (the “Designated Event Notice”) of the occurrence of such Designated Event, the offer to repurchase all Outstanding Debentures pursuant to the terms of the Indenture and the repurchase right at the option of the Holders arising as a result thereof. Such Designated Event Notice shall also state (without duplication to Section 1104 of the Original Indenture):

          (i) the events causing such Designated Event;

          (ii) the date of such Designated Event;

          (iii) if such Designated Event is also a transaction or other event that would require an adjustment to the Conversion Rate and, if so, the type of securities or other property that the Debentures would be convertible into pursuant to this Indenture,

     (1) a description of that event or transaction or other property;

     (2) the securities or other property into which the debentures are convertible (and whether there will be a trading market for those securities); and

     (3) that the Conversion Rate will be adjusted (and the manner of such adjustment) for that transaction;

          (iv) the last date and time on which the Designated Event Repurchase Notice must be given (the “Designated Event Expiration Time”);

          (v) the repurchase price for Debentures tendered for repurchase;

          (vi) the name and address of the Payment Agent;

          (vii) the Conversion Rate and any adjustments to the Conversion Rate; and

          (viii) that the Debentures with respect to which a Designated Event Repurchase Notice is given by the Holder may be converted only if the Designated Event Repurchase Notice has been withdrawn in accordance with the terms of this Indenture.

     Such mailing shall be by first class mail. If the Company shall give such notice, the Company shall also deliver a copy of the Designated Event Notice to the Trustee at such time as it is mailed to Holders. Prior to or concurrently with the mailing of any Designated Event Notice, the Company shall issue a press release announcing such Designated Event referred to in the Designated Event Notice, the form of which press release shall be determined by the Company in its sole discretion, but shall include the content of such Designated Event Notice. The failure to issue any such press release or any defect therein shall not affect the validity of the Designated Event Notice or any proceedings for the repurchase of any Debenture which any Holder may elect to have the Company repurchase as provided in this Section 404.

          (c) A Designated Event Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Trustee (or other Paying Agent appointed by the Company) in accordance with the Designated Event Repurchase Notice at any time prior to the Close of Business on the Designated Event Repurchase Date, specifying:

          (i) the certificate number, if any, of the Debenture in respect of which such notice of withdrawal is being submitted, or the appropriate Depositary information if the Debenture in respect of which such notice of withdrawal is being submitted is represented by a Global Debenture,

          (ii) the principal amount of the Debenture with respect to which such notice of withdrawal is being submitted, and

          (iii) the principal amount, if any, of such Debenture which remains subject to the original Designated Event Repurchase Notice and which has been or will be delivered for purchase by the Company.

          (d) Prior to 10:00 a.m. (New York City time) on the Designated Event Repurchase Date, the Company will deposit with the Trustee (or other Paying Agent appointed by the Company or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 1003 of the Original Indenture) an amount of money sufficient to repurchase on the Designated Event Repurchase Date all the Debentures to be repurchased on such date at the appropriate repurchase price, together with accrued and unpaid Interest to, but excluding, the Designated Event Repurchase Date. Subject to receipt of funds by the Trustee (or other Paying Agent appointed by the Company), payment for Debentures surrendered for repurchase (and not withdrawn) prior to the Designated Event Expiration Time will be made on the later of (x) the Designated Event Repurchase Date with respect to such Debenture (provided the Holder has satisfied the conditions in this Section 404) and (y) the time of delivery of such Debenture to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof (in the manner required by this Section 404) (A) by mailing checks for the amount payable to the Holders entitled thereto as they shall appear in the Security Register or (B) for payments on any Global Debenture, wire transfer of immediately available funds to the account of the Depositary or its nominee.

     If the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to repurchase on the Designated Event Repurchase Date all the Debentures or portions thereof that are to be purchased as of the Designated Event Repurchase Date, then as of the Designated Event Repurchase Date: (i) the Debentures will cease to be outstanding, (ii) Interest on the Debentures will cease to accrue, and (iii) all rights of the Holders of such Debentures will terminate, whether or not book-entry transfer of the Debentures has been made or the Debentures have been delivered to the Trustee or Paying Agent, other than the right to receive the repurchase price upon delivery of the Debentures.

          (e) The Company will not be required to offer to repurchase Debentures upon a Designated Event if the principal amount of the Debentures has been accelerated, other than for default in the payment of the repurchase price with respect to the Debentures.

          (f) The Board of Directors of the Company is not permitted to waive its obligation to offer to repurchase the Debentures upon the occurrence of a Designated Event.

          (g) The Company will comply with the provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act and applicable Canadian laws and regulations to the extent then applicable in connection with the repurchase rights of the Holders in the event of a Designated Event.

     Section 405. Repurchase of Debentures by the Company at Option of the Holder.

     Debentures shall be purchased by the Company for cash pursuant to the terms of the Debentures at the option of the Holder on October 15, 2013, and October 15, 2018 (each, a “Repurchase Date”), at a repurchase price in cash of 100% of the principal amount, plus any accrued and unpaid Interest to, but excluding, the Repurchase Date, subject to the provisions of Section 406; provided that no Debentures may be repurchased by the Company pursuant to this Section 405 if the principal amount of the Debentures has been accelerated, and such acceleration has not been rescinded, on or prior to the Repurchase Date. Repurchases of Debentures under this Section 405 shall be made, at the option of the Holder thereof, upon:

          (a) delivery to the Trustee (or other Paying Agent appointed by the Company) by a Holder of a duly completed notice (the “Repurchase Notice”) in the form set forth on the reverse of the Debenture during the period beginning at any time from the opening of business on the date that is twenty (20) Business Days prior to the Repurchase Date until the Close of Business on the Business Day immediately preceding the Repurchase Date; and

          (b) delivery or book-entry transfer of the Debentures to the Trustee (or other Paying Agent appointed by the Company) at any time after delivery of the Repurchase Notice (together with all necessary endorsements) at the office of the Trustee (or other Paying Agent appointed by the Company), such delivery being a condition to receipt by the Holder of the repurchase price therefor; provided that such repurchase price shall be so paid pursuant to this Section 405 only if the Debenture so delivered to the Trustee (or other Paying Agent appointed by the Company) shall conform in all respects to the description thereof in the related Repurchase Notice.

     The Company shall purchase from the Holder thereof, pursuant to this Section 405, a portion of a Debenture, if the principal amount of such portion is US$1,000 or a whole multiple of US$1,000. Provisions of this Indenture that apply to the purchase of all of a Debenture also apply to the purchase of such portion of such Debenture.

     Any purchase by the Company contemplated pursuant to the provisions of this Section 405 shall be consummated by the delivery of the consideration to be received by the Holder on the later of the Repurchase Date and the time of the book-entry transfer or delivery of the Debenture.

     Notwithstanding anything herein to the contrary, any Holder delivering to the Trustee (or other Paying Agent appointed by the Company) the Repurchase Notice contemplated by this Section 405 shall have the right to withdraw such Repurchase Notice at any time prior to the Close of Business on the Business Day immediately preceding the Repurchase Date by delivery of a written notice of withdrawal to the Trustee (or other Paying Agent appointed by the Company) in accordance with Section 407.

     The Trustee (or other Paying Agent appointed by the Company) shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.

     Section 406. Company Repurchase Notice.

          (a) At least three (3) Business Days before the Company Repurchase Notice Date, the Company shall deliver an Officers’ Certificate to the Trustee specifying:

          (i) the information required by Section 406(b) in the Company Repurchase Notice, and

          (ii) whether the Company desires the Trustee to give the Company Repurchase Notice required by Section 406(b).

          (b) Unless the Company has elected to redeem all of the Debentures on or before the Repurchase Date in accordance with Section 401, the Company shall, no less than twenty (20) Business Days prior to the Repurchase Date (the “Company Repurchase Notice Date”), give notice to Holders at their addresses shown in the Security Register setting forth information specified in this Section 406(b) (the “Company Repurchase Notice”). The Company will also give notice to beneficial owners as required by applicable law.

     The Company Repurchase Notice shall:

          (1) state the repurchase price and the Repurchase Date to which the Company Repurchase Notice relates;

          (2) include a form of Repurchase Notice;

          (3) state the name and address of the Trustee (or other Paying Agent or Conversion Agent appointed by the Company);

          (4) state that Debentures must be surrendered to the Trustee (or other Paying Agent appointed by the Company) to collect the repurchase price;

          (5) if the Debentures are then convertible, state that Debentures as to which a Repurchase Notice has been given may be converted only if the Repurchase Notice is withdrawn in accordance with the terms of this Indenture; and

          (6) state the CUSIP number of the Debentures.

The Company Repurchase Notice may be given by the Company or, at the Company’s request, the Trustee shall give such Company Repurchase Notice in the Company’s name and at the Company’s expense.

          (c) The Company will comply with the provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act and applicable Canadian laws and regulations to the extent then applicable in connection with the repurchase rights of the Holders in the event of a Designated Event.

     Section 407. Effect of Repurchase Notice.

     Upon receipt by the Trustee (or other Paying Agent appointed by the Company) of the Repurchase Notice specified in Section 405, the Holder of the Debenture in respect of which such Repurchase Notice was given shall (unless such Repurchase Notice is validly withdrawn) thereafter be entitled to receive solely the repurchase price with respect to such Debenture. Such repurchase price shall be paid to such Holder, subject to receipt of funds and/or Debentures by the Trustee (or other Paying Agent appointed by the Company) on the later of (x) the Repurchase Date (provided the Holder has satisfied the conditions in Section 405) and (y) the time of delivery of such Debenture to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by Section 405. Debentures in respect of which a Repurchase Notice has been given by the Holder thereof may not be converted pursuant to Article Five hereof on or after the date of the delivery of such Repurchase Notice unless such Repurchase Notice has first been validly withdrawn.

     A Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Trustee (or other Paying Agent appointed by the Company) in accordance with the Repurchase Notice at any time prior to the Close of Business on the Business Day immediately preceding the Repurchase Date, specifying:

          (a) the certificate number, if any, of the Debenture in respect of which such notice of withdrawal is being submitted, or the appropriate Depositary information if the Debenture in respect of which such notice of withdrawal is being submitted is represented by a Global Debenture,

          (b) the principal amount of the Debenture with respect to which such notice of withdrawal is being submitted, and

          (c) the principal amount, if any, of such Debenture which remains subject to the original Repurchase Notice and which has been or will be delivered for purchase by the Company.

     Section 408. Deposit of Repurchase Price.

          (a) Prior to 10:00 a.m. (New York City Time) on the Repurchase Date, the Company shall deposit with the Trustee (or other Paying Agent appointed by the Company), or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided for in Section 1003 of the Original Indenture an amount of cash (in immediately available funds if deposited on such Business Day), sufficient to pay the aggregate repurchase price of all the Debentures or portions thereof that are to be repurchased as of the Repurchase Date.

          (b) If the Trustee or other Paying Agent appointed by the Company, or the Company or a Subsidiary or Affiliate of either of them, if such entity is acting as the Paying Agent, holds cash sufficient to pay the aggregate repurchase price of all the Debentures, or portions thereof that are to be repurchased as of the Repurchase Date, on or after the Repurchase Date: (i) the Debentures will cease to be outstanding, (ii) interest on the Debentures will cease to accrue, and (iii) all other rights of the Holders of such Debentures will terminate, whether or not book-entry transfer of the Debentures has been made or the Debentures have been delivered to the Trustee or Paying Agent, other than the right to receive the repurchase price upon delivery of the Debentures.

     Section 409. Debentures Repurchased in Part.

     Upon presentation of any Debenture repurchased pursuant to Section 404 or 405, as the case may be, only in part, the Company shall execute and the Trustee shall authenticate and make available for delivery to the Holder thereof, at the expense of the Company, a new Debenture or Debentures, of any authorized denomination, in aggregate principal amount equal to the unrepurchased portion of the Debentures presented.

     Section 410. Repayment to the Company.

     To the extent that the aggregate amount of cash or money deposited by the Company pursuant to Section 404(d) or Section 408, as the case may be, exceeds the aggregate repurchase price of the Debentures or portions thereof which the Company is obligated to purchase as of the Designated Event Repurchase Date or the Repurchase Date, as the case may be, then, unless otherwise agreed in writing with the Company, promptly after the Business Day following the Designated Event Repurchase Date or the Repurchase Date, as the case may be, the Trustee shall return any such excess to the Company together with interest, if any, thereon.

ARTICLE FIVE

CONVERSION OF DEBENTURES

     Section 501. Right To Convert.

          (a) Subject to and upon compliance with the provisions of this Indenture, prior to the Close of Business on October 15, 2023, the Holder of any Debenture shall have the right, at such Holder’s option, to convert the principal amount of the Debenture, or any portion of such principal amount that is a multiple of US$1,000, into fully paid and non-assessable Common Shares (as such shares shall then be constituted) at the Conversion Rate in effect at such time, solely upon the occurrence of one or more events described in Sections 501(b), 501(c), 501(d), 501(e), 501(f) or 501(g) below, by surrender of the Debenture to be so converted in whole or in part, together with any required funds, in the manner provided in Section 502.

     Whenever the Debentures shall become convertible pursuant to this Section 501, the Company or, at the Company’s request, the Trustee in the name and at the expense of the

Company, shall notify the Holders of the event triggering such convertibility and the Company shall also publicly announce such information.

     A Debenture in respect of which a Holder is electing to accept the offer of the Company to repurchase such Holder’s Debentures upon a Designated Event pursuant to Section 404, or require the Company to repurchase such Holder’s Debentures at the option of the Holder on the Repurchase Date pursuant to Section 405, may be converted only if such Holder withdraws its election in accordance with Section 404(c) or Section 407, respectively. A Holder is not entitled to any rights of a holder of Common Shares until such Holder has converted its Debentures into Common Shares, and only to the extent such Debentures are deemed to have been converted into Common Shares under this Article Five.

          (b) Commencing after December 31, 2003, Debentures may be surrendered for conversion during any fiscal quarter of the Company (and only during such fiscal quarter), if the Closing Sale Price exceeds 120% of the Conversion Price in effect for at least twenty (20) Trading Days in the thirty (30) consecutive Trading Day period ending on the last Trading Day of the immediately preceding fiscal quarter; provided, however, that the Company may elect, during any quarter in which the Debentures could be converted pursuant to this Section 501(b), to permit conversion of the Debentures at any time following such quarter and prior to the Close of Business on the maturity date. If the Company so elects to permit conversion of the Debentures pursuant to the proviso to the immediately preceding sentence, it shall notify Holders in accordance with the second paragraph of Section 501(a) hereof.

     The Company (or the Conversion Agent appointed by the Company) shall determine on each Trading Day during the 30 consecutive Trading Day period specified in this Section 501(b) whether the Closing Sale Price exceeds 120% of the Conversion Price and whether the Debentures shall be convertible as a result of the occurrence of the event specified in this Section 501(b) and, if the Debentures shall be so convertible, the Company shall promptly deliver to the Trustee (or the Conversion Agent if the Trustee is not the Conversion Agent) written notice thereof.

          (c) Debentures may be surrendered for conversion during the five Business Day period after any five consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per US$1,000 principal amount of the Debentures for each day of such Measurement Period was less than 98% of the product of the Closing Sale Price and the then current Conversion Rate on such day; provided, that if, on the date of any conversion pursuant to this Section 501(c), the Closing Sale Price of the Common Shares is between 100% and 120% of the then current Conversion Price, a Holder shall receive, in lieu of Common Shares based on the Conversion Rate, Common Shares with a value equal to the principal amount of Debentures to be converted plus accrued and unpaid Interest, if any, as of the Conversion Date (a “Principal Value Conversion”).

     Any Common Shares delivered upon a Principal Value Conversion will be valued at the greater of (x) the Conversion Price on the Conversion Date and (y) the average of the Closing Sale Prices over the five (5) Trading Day period starting on the third Trading Day after the Conversion Date. The Company will deliver Common Shares with respect to the principal amount plus accrued and unpaid Interest, if any, to be paid in Common Shares no later than the Business Day following the determination of the number of Common Shares to be delivered in accordance with the previous sentence.

     The Company shall determine whether the Debentures may be converted pursuant to this Section 501(c) based on Trading Prices provided by the Trustee. The Company shall provide the Trustee with the names of three independent nationally known securities dealers to be used for determining the Trading Price. The Trustee (or other Conversion Agent appointed by the Company) shall have no obligation to determine the Trading Price under this Section 501(c) unless the Company has requested such a determination; and the Company shall have no obligation to make such request unless a Holder or the owner of a beneficial interest in the Debenture provides it with reasonable evidence that the Trading Price per US$1,000 principal amount of Debentures would be less than 98% of the product of the Closing Sale Price and the then current Conversion Rate. If such evidence is provided, the Company shall instruct the Trustee (or other Conversion Agent) to determine the Trading Price of the Debentures beginning on the next Trading Day and on each successive Trading Day until the Trading Price per US$1,000 principal amount of Debentures is greater than or equal to 98% of the product of the Closing Sale Price and the then current Conversion Rate; provided that, except for the determination of the Trading Prices, the Trustee shall be under no duty or obligation to make the calculations described in this Section 501(c) or to determine whether the Debentures are convertible pursuant to such section.

     The Trustee shall be entitled at its sole discretion to consult with the Company and to request the assistance of the Company in connection with the Trustee’s duties and obligations pursuant to this Section 501(c) (including without limitation the calculation or determination of the Conversion Rate, the Closing Sale Price and the Trading Price), and the Company agrees, if requested by the Trustee, to cooperate with, and provide assistance to, the Trustee in carrying out its duties under this Section 501(c); provided that nothing herein shall be construed to relieve the Trustee of its duties pursuant to this Section 501(c).

          (d) If any Debentures have been called for redemption pursuant to Section 401 or Section 602, such Debentures (and only such Debentures) may be surrendered for conversion, at any time on or after the date the Redemption Notice has been given under Section 402 or Section 602 until the Close of Business on the Business Day immediately preceding the Redemption Date, after which time the right to convert in reliance on this Section 501(d) will expire unless the Company defaults in the payment of the Redemption Price.

          (e) Debentures may be surrendered for conversion into Common Shares prior to maturity during any period in which (1) the long-term credit ratings assigned to the Debentures by Standard & Poor’s and Moody’s are lower than “BBB-“and “Ba1,” respectively, (2) both Standard & Poor’s and Moody’s no longer rate the Debentures or have suspended or withdrawn the rating assigned to the Debentures, or (3) the Debentures are not assigned a rating by both Standard & Poor’s and Moody’s; provided, however, Debentures may not be so converted pursuant to this clause until after the earlier of (a) the date the Debentures are rated by both Standard & Poor’s and Moody’s and (b) five (5) Business Days from the date hereof.

          (f) If (1) the Company distributes to all holders of its Common Shares rights or warrants entitling them to purchase its Common Shares, for a period expiring within forty-five (45) days of the record date for such issuance, at a price per share that is less than the average of the Closing Sale Prices for the ten (10) Trading Days immediately preceding, but not including, the date such distribution is first publicly announced by the Company, or (2) the Company distributes to all holders of its Common Shares, shares of its capital stock, assets, evidences of indebtedness or rights to purchase its securities, where the Fair Market Value of such distribution per Common Share exceeds 5% of the Closing Sale Price on the Trading Day immediately preceding the date such distribution is first publicly announced by the Company, then, in either case, the Debentures may be converted at any time on and after the date that the Company gives notice to the Holders of such distribution, which shall be not less than twenty (20) days prior to the Ex-Dividend Time for such distribution, until the earlier of the Close of Business on the Business Day immediately preceding the Ex-Dividend Time or the date the Company publicly announces that such distribution will not take place; provided that Debentures may not be converted pursuant to this Section 501(f) nor will any adjustment to the Conversion Rate be made pursuant to the transactions described in this Section 501(f) if the Holder, without conversion of the Debenture, would participate, on the same basis as a holder of Common Shares, in the distribution as if such Holder had converted its Debentures into Common Shares prior to the record date for such distribution.

     “Ex-Dividend Time” means, with respect to any distribution on Common Shares, the first date on which the Common Shares trade regular way on the principal securities market on which the Common Shares are then traded without the right to receive such distribution.

          (g) If the Company is a party to a Reorganization or Sale, in each case pursuant to which the Common Shares would be converted into cash, securities or other property, then the Debentures may be surrendered for conversion at any time from and after the date fifteen (15) days prior to the anticipated effective date of the transaction until and including the date that is fifteen (15) days after the actual date of such transaction (or, if such Reorganization or Sale also constitutes a Designated Event, until the corresponding Designated Event Purchase Date). The Board of Directors shall determine the anticipated effective date of the transaction, and such determination shall be conclusive and binding on the Holders and shall be publicly announced by the Company not later than two (2) Business Days prior to such 15th day.

     Section 502. Exercise of Conversion Privilege; Issuance of Common Shares on Conversion; No Adjustment For Interest or Dividends.

     In order to exercise the conversion privilege with respect to any Debenture in certificated form, the Company must receive at the office or agency of the Company maintained for that purpose or, at the option of a holder of such Debenture, the Corporate Trust Office, such Debenture with the original or facsimile of the form entitled “Conversion Notice” on the reverse thereof, duly completed and manually signed, together with such Debentures duly endorsed for transfer, accompanied by the funds, if any, required by this Section 502. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for Common Shares which shall be issuable on such conversion shall be issued, and shall be accompanied by transfer or similar taxes, if required pursuant to Section 507.

     In order to exercise the conversion privilege with respect to any interest in a Global Debenture, the beneficial holder must complete, or cause to be completed, the appropriate instruction form for conversion pursuant to the Depositary’s book-entry conversion program, deliver, or cause to be delivered, by book-entry delivery an interest in such Global Debenture, furnish appropriate endorsements and transfer documents if required by the Company or the Trustee or Conversion Agent, and pay the funds, if any, required by this Section 502 and any transfer taxes if required pursuant to Section 507.

     As promptly as practicable after satisfaction of the requirements for conversion set forth above, subject to compliance with any restrictions on transfer if shares issuable on conversion are to be issued in a name other than that of the Holder (as if such transfer were a transfer of the Debenture or Debentures (or portion thereof) so converted), the Company shall issue and shall deliver to such Holder at the office or agency maintained by the Company for such purpose pursuant to Section 1002 of the Original Indenture, a certificate or certificates for the number of Common Shares issuable upon the conversion of such Debenture or portion thereof as determined by the Company in accordance with the provisions of this Article Five and a check or cash in respect of any fractional interest in respect of a Common Share arising upon such conversion, calculated by the Company as provided in Section 503. In case any Debenture of a denomination greater than US$1,000 shall be surrendered for partial conversion, and subject to Section 304 hereof, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of the Debenture so surrendered, without charge to him, a new Debenture or Debentures in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Debenture.

     Each conversion shall be deemed to have been effected as to any such Debenture (or portion thereof) on the date on which the requirements set forth above in this Section 502 have been satisfied as to such Debenture (or portion thereof), and the Person in whose name any certificate or certificates for Common Shares shall be issuable upon such conversion shall be deemed to have become on said date the holder of record of the shares represented thereby; provided that any such surrender on any date when the stock transfer books of the Company shall be closed shall constitute the Person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Rate in effect on the date upon which such Debenture shall be surrendered.

     If any Debenture (or portion thereof) is converted into Common Shares during the period after a Regular Record Date for the payment of interest to, but excluding, the next succeeding Interest Payment Date and such Debenture (or portion thereof) has been called for redemption on a Redemption Date or tendered for repurchase on a Repurchase Date which occurs during such period, the Company shall pay interest on such Interest Payment Date in respect of any such Debenture (or portion thereof) to the Holder of such Debentures registered as such on the applicable Regular Record Date. Any Debenture or portion thereof surrendered for conversion during the period from the Close of Business on the Regular Record Date for any Interest Payment Date to the Close of Business on the Business Day preceding the immediately following Interest Payment Date shall be accompanied by payment, in immediately available funds or other funds acceptable to the Company, of an amount equal to the Interest otherwise payable on such Interest Payment Date on the principal amount being converted; provided that no such payment need be made (1) if the Company has specified a Redemption Date that is after a Regular Record Date and on or prior to the next Interest Payment Date, (2) if the Company has specified a Repurchase Date following a Designated Event that is after a Regular Record Date and on or prior to the next Interest Payment Date or (3) to the extent of any overdue Interest, if any overdue Interest exists at the time of conversion with respect to such Debenture. Except as provided above in this Section 502, no payment or other adjustment shall be made for Interest accrued and unpaid on any Debenture converted or for dividends on any shares issued upon the conversion of such Debenture as provided in this Article Five.

     Upon the conversion of an interest in a Global Debenture, the Trustee (or other Conversion Agent appointed by the Company), or the Custodian at the direction of the Trustee (or other Conversion Agent appointed by the Company), shall make a notation on such Global Debenture as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversions of Debentures effected through any Conversion Agent other than the Trustee.

     Upon the conversion of a Debenture, that portion of the accrued but unpaid Interest with respect to the converted Debenture shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the holder thereof through delivery of the Common Shares (together with the cash payment, if any, in lieu of fractional shares) in exchange for the Debenture being converted pursuant to the provisions hereof; and the Fair Market Value of such Common Shares (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for and in satisfaction of the Company’s obligation to pay the principal amount of the converted Debenture, the accrued but unpaid Interest, and second the balance, if any, of such Fair Market Value of such Common Shares (and any such cash payment) shall be treated as issued in exchange for and in satisfaction of the right to convert the Debenture being converted pursuant to the provisions hereof.

     Section 503. Cash Payments in Lieu of Fractional Shares.

     No fractional Common Shares or scrip certificates representing fractional shares shall be issued upon conversion of Debentures. If more than one Debenture shall be surrendered for conversion at one time by the same Holder, the number of full shares that shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Debentures (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional Common Shares would be issuable upon the conversion of any Debenture or Debentures, the Company shall make an adjustment and payment therefor in cash based on the Closing Sale Price of the Common Shares on the Trading Day immediately prior to the Conversion Date.

     Section 504. Conversion Rate.

     Each US$1,000 principal amount of the Debentures shall be convertible into the number of Common Shares specified in the form of Debenture (herein called the “Conversion Rate”) attached as Exhibit A hereto, subject to adjustment as provided in this Article Five.

     Section 505. Adjustment of Conversion Rate.

     The Conversion Rate shall be adjusted from time to time by the Company as follows:

          (a) In case the Company shall hereafter pay a dividend or make a distribution to all holders of outstanding Common Shares in Common Shares, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect at the opening of business on the date following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution by a fraction:

          (i) the numerator of which shall be the sum of the number of Common Shares outstanding at the Close of Business on the date fixed for the determination of shareholders entitled to receive such dividend or other distribution plus the total number of Common Shares constituting such dividend or other distribution; and

          (ii) the denominator of which shall be the number of Common Shares outstanding at the Close of Business on the date fixed for such determination,

such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purpose of this paragraph (a), the number of Common Shares at any time outstanding shall not include shares held in the treasury of the Company. The Company will not pay any dividend or make any distribution on Common Shares held in the treasury of the Company. If any dividend or distribution of the type described in this Section 505(a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

          (b) In case the Company issues to all holders of its Common Shares rights or warrants entitling them to purchase its Common Shares, for a period expiring within forty-five (45) days of the record date for such issuance, at a price per share that is less than the average of the Closing Sale Prices for the ten (10) Trading Days immediately preceding, but not including, the date such distribution is first publicly announced by the Company, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the date fixed for determination of shareholders entitled to receive such rights or warrants by a fraction:

          (i) the numerator of which shall be the number of Common Shares outstanding at the Close of Business on the date fixed for determination of shareholders entitled to receive such rights or warrants plus the total number of additional Common Shares offered for subscription or purchase, and

          (ii) the denominator of which shall be the sum of the number of Common Shares outstanding at the Close of Business on the date fixed for determination of shareholders entitled to receive such rights or warrants plus the number of shares that the aggregate offering price of the total number of shares so offered would purchase at a price equal to the average of the Closing Sale Prices of the Common Shares for the ten (10) Trading Days immediately preceding the date such distribution is first publicly announced by the Company.

     Such adjustment shall be successively made whenever any such rights or warrants are issued, and shall become effective immediately after the opening of business on the day following the date fixed for determination of shareholders entitled to receive such rights or warrants. To the extent that Common Shares are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of Common Shares actually delivered. If such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such date fixed for the determination of shareholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the shareholders to subscribe for or purchase Common Shares at a price less than the average of the Closing Sale Prices of the Common Share for the ten (10) Trading Days immediately preceding the date such distribution is first publicly announced by the Company, and in determining the aggregate offering price of such Common Shares, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

          (c) In case outstanding Common Shares shall be subdivided into a greater number of Common Shares, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and conversely, in case outstanding Common Shares shall be combined into a smaller number of Common Shares, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

          (d) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Shares, shares of any class of capital stock of the Company or evidences of indebtedness or assets (including securities, but excluding any rights or warrants referred to in Section 505(b), and excluding any dividend or distribution (x) paid in cash or (y) referred to in Section 505(a) (any of the foregoing hereinafter in this Section 505(d)) called the “Distributed Securities”)), then, in each such case (unless the Company elects (which election may only be made after October 10, 2008) that rather than being entitled to an adjustment in the Conversion Rate, a Holder will be entitled to receive on conversion, in addition to the Common Shares to which such Holder is entitled, the amount and kind of such Distributed Securities that such Holder would have received if such Holder had converted its Debentures into Common Shares immediately prior to the Record Date for such distribution) the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect on the Record Date with respect to such distribution by a fraction,

          (i) the numerator of which shall be the Current Market Price on such Record Date; and

          (ii) the denominator of which shall be the Current Market Price on such Record Date less the Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) on the Record Date of the portion of the Distributed Securities so distributed applicable to one Common Share, such adjustment to become effective immediately prior to the opening of business on the day following such Record Date; provided, that if the then Fair Market Value (as so determined) of the portion of the Distributed Securities so distributed applicable to one share of Common Share is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall be entitled to receive upon conversion the amount of Distributed Securities such Holder would have received had such Holder converted each Debenture on the Record Date; provided, further, that if such Distributed Securities are so distributed on or before October 10, 2008, such Holder shall only be entitled to receive, in addition to Common Shares to which such Holder is entitled to receive upon conversion, Prescribed Securities of a type specified by the Board of Directors and the

Conversion Rate shall, if necessary, be adjusted so that the value of such Prescribed Securities is equivalent in value as of the date of such distribution (based on the average of the closing sale prices for such Prescribed Securities, if available) for the ten (10) Trading Day period beginning on the fifth Trading Day after such distribution, and if such closing sale prices are not available, as determined by the Board of Directors, to the consideration received by holders of Common shares pursuant to such distribution of Distributed Securities.. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the Fair Market Value of any distribution for purposes of this Section 505(d) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price on the applicable Record Date.

     Notwithstanding the foregoing, if the Distributed Securities distributed by the Company to all holders of its Common Shares consist of capital stock of, or similar equity interests in, a Subsidiary or other business unit of the Company, then the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect on the Record Date with respect to such distribution by a fraction,

               (i) the numerator of which shall be the sum of (A) the average of the Closing Sale Prices for the ten (10) Trading Days commencing on and including the fifth Trading Day after the date on which “ex-dividend trading” commences for such dividend or distribution on the New York Stock Exchange or such other U.S. or Canadian national or regional exchange or market on which such securities are then listed or quoted (the “Ex-Dividend Date”) plus (B) the Fair Market Value of the Distributed Securities distributed in respect of each Common Share for which this Section 505(d) applies and shall equal the number of Distributed Securities distributed in respect of each Common Share multiplied by the average of the Closing Sale Prices of those Distributed Securities distributed for the ten (10) Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date; and

               (ii) the denominator of which shall be the average of the Closing Sale Prices of the Common Shares for the ten (10) Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date, such adjustment to become effective immediately prior to the opening of business on the day following such Record Date; provided, that at any time after October 10, 2008 the Company may in lieu of the foregoing adjustment elect that each Holder shall have the right to receive upon conversion the amount of Distributed Securities such Holder would have received had such Holder converted each Debenture on the Record Date with respect to such distribution.

     Rights or warrants distributed by the Company to all holders of Common Shares entitling the holders thereof to subscribe for or purchase shares of the Company’s capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such Common Shares; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Shares, shall be deemed not to have been distributed for purposes of this Section 505 (and no adjustment to the Conversion Rate under this Section 505 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 505(d). If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Third Supplemental Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 505 was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Shares with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Shares as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

     No adjustment of the Conversion Rate shall be made pursuant to this Section 505(d) in respect of rights or warrants distributed or deemed distributed on any Trigger Event to the extent that such rights or warrants are actually distributed to the Holders of Debentures.

     For purposes of this Section 505(d) and Section 505(a) and (b), any dividend or distribution to which this Section 505(d) is applicable that also includes Common Shares, or rights or warrants to subscribe for or purchase Common Shares (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of capital stock other than such Common Shares or rights or warrants (and any Conversion Rate adjustment required by this Section 505(d) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such Common Shares or such rights or warrants (and any further Conversion Rate adjustment required by Sections 505(a) and 505(b) with respect to such dividend or distribution shall then be made), except (A) the Record Date of such dividend or distribution shall be substituted as “the date fixed for the determination of shareholders entitled to receive such dividend or other distribution,” “the date fixed for the determination of shareholders entitled to receive such rights or warrants” and “the date fixed for such determination” within the meaning of Section 505(a) and 505(b) and (B) any Common Shares included in such dividend or distribution shall not be deemed “outstanding at the Close of Business on the date fixed for such determination” within the meaning of Section 505(a).

          (e) If the Company distributes cash payable to all holders of Common Shares and such cash distribution, together with any other cash distributions paid during the preceding twelve months, exceeds US$.10 per share (the “Dividend Threshold Amount”) (the Dividend Threshold Amount is subject to adjustment whenever an adjustment is made to the Conversion Rate pursuant to clause (a) or (c) above, which adjustment shall be the inverse of the adjustment made to the Conversion Rate pursuant to such clause), the Conversion Rate shall be increased so that it equals the rate determined by multiplying the Conversion Rate in effect on the record date with respect to the cash distribution by a fraction,

               (i) the numerator of which shall be the Current Market Price on such record date; and

               (ii) the denominator of which shall be the Current Market Price on such record date less the amount of cash so distributed in excess of the Dividend Threshold Amount applicable to one Common Share, such adjustment to be effective immediately prior to the opening of business on the day following the record date; provided, that if the portion of the cash so distributed in excess of the Dividend Threshold Amount applicable to one Common Share is equal to or greater than the Current Market Price on the record date, in lieu of the foregoing adjustment, a Holder shall also be entitled to receive on conversion the cash that the Holder would have received if the Holder had converted its Debentures immediately prior to the record date; however, if such distribution occurs on or before October 10, 2008, a Holder shall only be entitled to receive, in addition to Common Shares to which such holder is entitled to receive upon conversion, Prescribed Securities of a type specified by the Board of Directors and the Conversion Rate shall, if necessary, be adjusted so that the value of such Prescribed Securities is equivalent in value as of the date of such distribution (based on the average of the closing sale prices for such Prescribed Securities, if available) for the ten (10) Trading Day period beginning on the fifth Trading Day after such distribution, and if such Closing Sale Prices are not available, as determined by the Board of Directors, to the cash so distributed.. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

               (f) In case a tender or exchange offer made by the Company or any Subsidiary for all or any portion of the Common Shares shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to shareholders of consideration per Common Share having a Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) that as of the last time (the “Expiration Time”) tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) exceeds the Closing Sale Price on the Trading Day next succeeding the Expiration Time, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Expiration Time by a fraction,

               (i) the numerator of which shall be the sum of (x) the Fair Market Value (determined as aforesaid) of the aggregate consideration payable to shareholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the “Purchased Shares”) and (y) the product of the number of Common Shares outstanding (less any Purchased Shares) at the Expiration Time and the Closing Sale Price on the Trading Day next succeeding the Expiration Time, and

               (ii) the denominator of which shall be the number of Common Shares outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the Closing Sale Price on the Trading Day next succeeding the Expiration Time such adjustment to become effective immediately prior to the opening of business on the day following the Expiration Time. If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made.

          (g) In case of a tender or exchange offer made by a Person other than the Company or any Subsidiary for an amount that increases the offeror’s ownership of Common Shares to more than twenty-five percent (25%) of the Common Shares outstanding and shall involve the payment by such Person of consideration per Common Share having a Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) that as of the last time (the “Offer Expiration Time”) tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended) that exceeds the Closing Sale Price on the Trading Day next succeeding the Offer Expiration Time, and in which, as of the Offer Expiration Time the Board of Directors is not recommending rejection of the offer, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Offer Expiration Time by a fraction

               (i) the numerator of which shall be the sum of (x) the Fair Market Value (determined as aforesaid) of the aggregate consideration payable to shareholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Offer Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the “Accepted Purchased Shares”) and (y) the product of the number of Common Shares outstanding (less any Accepted Purchased Shares) at the Offer Expiration Time and the Closing Sale Price on the Trading Day next succeeding the Offer Expiration Time, and

               (ii) the denominator of which shall be the number of Common Shares outstanding (including any tendered or exchanged shares) at the Offer Expiration Time multiplied by the Closing Sale Price on the Trading Day next succeeding the Offer Expiration Time, such adjustment to become effective immediately prior to the opening of business on the day following the Offer Expiration Time. If such Person is obligated to purchase shares pursuant to any such tender or exchange offer, but such Person is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made. Notwithstanding the foregoing, the adjustment described in this Section 505(g) shall not be made if, as of the Offer Expiration Time, the offering documents with respect to such offer disclose a plan or intention to cause the Company to engage in any consolidation or merger with or into any other Person or Persons, or Sale to any other Person or Persons.

          (h) For purposes of this Section 505, the following terms shall have the meaning indicated:

               (i) “Current Market Price” shall mean the average of the daily Closing Sale Prices for the ten (10) consecutive Trading Days ending on the earlier of such date of determination and the day before the “ex” date with respect to the issuance, distribution, subdivision or combination requiring such computation immediately prior to the date in question. For purpose of this paragraph, the term “ex” date, (1) when used with respect to any issuance or distribution, means the first date on which the Common Shares trade, regular way, on the relevant exchange or in the relevant market from which the Closing Sale Price was obtained without the right to receive such issuance or distribution, and (2) when used with respect to any subdivision or combination of Common Shares, means the first date on which the Common Shares trade, regular way, on such exchange or in such market after the time at which such subdivision or combination becomes effective.

   If another issuance, distribution, subdivision or combination to which Section 505 applies occurs during the period applicable for calculating “Current Market Price” pursuant to the definition in the preceding paragraph, “Current Market Price” shall be calculated for such period in a manner determined by the Board of Directors to reflect the impact of such issuance, distribution, subdivision or combination on the Closing Sale Price during such period.

               (ii) “Fair Market Value” shall mean the amount which a willing buyer would pay a willing seller in an arm’s-length transaction.

               (iii) “Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Shares have the right to receive any cash, securities or other property or in which the Common Shares (or other applicable security) are exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

          (i) The Company may, subject to applicable regulatory approval, make such increases in the Conversion Rate, in addition to those required by Section 505(a), (b), (c), (d), (e), (f) or (g), as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Shares or rights to purchase Common Shares resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

     To the extent permitted by applicable law, and, subject to applicable regulatory approval, the Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least twenty (20) Business Days, the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to Holders of the Debentures a notice of the increase at least fifteen (15) days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

          (j) All calculations under this Article Five shall be made by the Company and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of a share, as the case may be. No adjustment need be made for rights to purchase Common Shares pursuant to a Company plan for reinvestment of dividends or interest or for any issuance of Common Shares or convertible or exchangeable securities or rights to purchase Common Shares or convertible or exchangeable securities. To the extent the Debentures become convertible into cash, assets, property or securities (other than capital stock of the Company), no adjustment need be made thereafter as to the cash, assets, property or such securities. Interest will not accrue on any cash into which the Debentures are convertible.

          (k) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to the holder of each Debenture at his last address appearing on the Security Register provided for in Section 305 of the Original Indenture, within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

          (l) In any case in which this Section 505 provides that an adjustment shall become effective immediately after (1) a record date or Record Date for an event, (2) the date fixed for the determination of shareholders entitled to receive a dividend or distribution pursuant to Section 505(a), (3) a date fixed for the determination of shareholders entitled to receive rights or warrants pursuant to Section 505(b), (4) the Expiration Time for any tender or exchange offer pursuant to Section 505(f) or (5) the Offer Expiration Time for any tender or exchange pursuant to Section 505(g), (each a “Determination Date”), the Company may elect to defer until the occurrence of the applicable Adjustment Event (as hereinafter defined) (x) issuing to the Holder of any Debenture converted after such Determination Date and before the occurrence of such Adjustment Event, the additional Common Shares or other securities issuable upon such conversion by reason of the adjustment required by such Adjustment Event over and above the Common Shares issuable upon such conversion before giving effect to such adjustment and (y) paying to such Holder any amount in cash in lieu of any fraction pursuant to Section 503. For purposes of this Section 505(l), the term “Adjustment Event” shall mean:

               (i) in any case referred to in clause (1) hereof, the occurrence of such event; provided, that in the case of an adjustment made with respect to a distribution of capital stock of, or similar equity interest in, a Subsidiary or other business unit of the Company, the Adjustment Event shall be deemed to have occurred on the Business Day next following the ten (10) Trading Day period referred to in the second paragraph of Section 505(d),

               (ii) in any case referred to in clause (2) hereof, the date any such dividend or distribution is paid or made,

               (iii) in any case referred to in clause (3) hereof, the date of expiration of such rights or warrants, and

               (iv) in any case referred to in clause (4) hereof, the date a sale or exchange of Common Shares pursuant to such tender or exchange offer is consummated and becomes irrevocable.

               (v) in the case referred to in clause (5) hereof, the date a sale or exchange of Common Shares pursuant to such tender or exchange offer is consummated and becomes irrevocable.

          (m) For purposes of this Section 505, the number of Common Shares at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of Common Shares. The Company will not pay any dividend or make any distribution on Common Shares held in the treasury of the Company.

     Section 506. Effect of Reclassification, Reorganization or Sale and Further Adjustment to the Conversion Rate.

          (a) If any of the following events occur, namely (i) any Reclassification (other than a subdivision or combination to which Section 505(c) applies), (ii) any Reorganization, or (iii) any Sale, as a result of which holders of Common Shares shall be entitled to receive stock, other securities, other property, assets or cash for their Common Shares, then the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) providing that each Debenture shall be convertible into the kind and amount of shares of stock, other securities, other property, assets or cash receivable upon such Reclassification, Reorganization or Sale by a holder of a number of Common Shares issuable upon conversion of such Debentures (assuming, for such purposes, a sufficient number of authorized Common Shares are available to convert all such Debentures) immediately prior to such Reclassification, Reorganization or Sale assuming such holder of Common Shares did not exercise his rights of election, if any, as to the kind or amount of stock, other securities, other property, assets or cash receivable upon such Reclassification, Reorganization or Sale (provided that, if the kind or amount of stock, other securities, other property, assets or cash receivable upon such Reclassification, Reorganization or Sale is not the same for each Common Share in respect of which such rights of election shall not have been exercised (a “non-electing share”), then for the purposes of this Section 506 the kind and amount of stock, other securities, other property, assets or cash receivable upon such Reclassification, Reorganization or Sale for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article Five.

     The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at its address appearing on the Security Register provided for in Section

305 of the Original Indenture, within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

     The above provisions of this Section shall similarly apply to successive Reclassifications, Reorganizations or Sales.

     If this Section 506 applies to any event or occurrence, Section 505 shall not apply.

          (b) Notwithstanding anything to the contrary in this Section 506, if any event or transaction to which Section 506(a) applies occurs on or before October 10, 2008 as a result of which holders of Common Shares would be entitled to receive any property (including cash) other than Prescribed Securities with respect to or in exchange for such Common Shares, then the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture providing that in respect of any Debentures surrendered for conversion following such event the consideration into which the Debentures shall be convertible shall be limited to Prescribed Securities of a type specified by the Board of Directors and identified in such supplemental indenture and the Conversion Rate shall, if necessary, be adjusted so that the value of the Prescribed Security into which the Debentures shall be convertible is equivalent in value as of the date of such event (based on the average of the Closing Sale Prices for such Prescribed Securities, if available, for the ten (10) Trading Day period beginning on the fifth Trading Day after such event, and if such Closing Sale Prices are not available, as determined by the Board of Directors) to the consideration received by holders of Common Shares pursuant to the transaction, as determined by the Board of Directors. No Holder shall have the right upon the surrender of Debentures for conversion on or prior to October 10, 2008 to the property that holders of Common Shares were entitled to receive as a result of such event or consideration other than Prescribed Securities.

     Section 507. Taxes On Shares Issued.

     Subject to Section 305 of the Original Indenture, the issue of stock certificates on conversions of Debentures shall be made without charge to the converting Holder for any documentary, stamp or similar issue or transfer tax in respect of the issue thereof. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the Holder of any Debenture converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

     Section 508. Reservation of Shares, Shares to Be Fully Paid; Compliance With Governmental Requirements; Listing of Common Shares.

     Before taking any action which would cause an adjustment increasing the Conversion Rate to an amount that would cause the Conversion Price to be reduced below the then par value, if any, of the Common Shares issuable upon conversion of the Debentures, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue such Common Shares at such adjusted Conversion Rate.

     The Company covenants that all Common Shares which may be issued upon conversion of Debentures will upon issue be fully paid and non-assessable by the Company and free from all encumbrances with respect to the issue thereof.

     The Company covenants that, if any Common Shares to be provided for the purpose of conversion of Debentures hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will in good faith and as expeditiously as possible, to the extent then permitted by the rules and interpretations of the Commission (or any successor thereto), endeavor to secure such registration or approval, as the case may be.

     The Company further covenants that, if at any time the Common Shares shall be listed on the New York Stock Exchange or the Toronto Stock Exchange (or if the Common Shares are no longer listed on either of such exchanges, any other national securities exchange or automated quotation system), the Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Shares shall be so listed on such exchange or automated quotation system, all Common Shares issuable upon conversion of the Debenture; provided that if the rules of such exchange or automated quotation system permit the Company to defer the listing of such Common Shares until the first conversion of the Debentures into Common Shares in accordance with the provisions of this Indenture, the Company covenants to list such Common Shares issuable upon conversion of the Debentures in accordance with the requirements of such exchange or automated quotation system at such time.

     Section 509. Responsibility Of Trustee.

     The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate or whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any Common Shares, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Debenture; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any Common Shares or stock certificates or other securities or property or cash upon the surrender of any Debenture for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article Five. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 506 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Debentures after any event referred to in such Section 506 or to any adjustment to be made with respect thereto, but, subject to the provisions of Article 6 of the Original Indenture, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, any Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

     Section 510. Notice To Holders Prior To Certain Actions.

     In case:

          (a) the Company shall declare a dividend (or any other distribution) on its Common Shares that would require an adjustment in the Conversion Rate pursuant to Section 505; or

          (b) the Company shall authorize the granting to the holders of all or substantially all of its Common Shares of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

          (c) of any Reclassification or reorganization of the Common Shares (other than a subdivision or combination of its outstanding Common Shares, or a change in par value, or from par value to no par value, or from no par value to par value), or of any Reorganization for which approval of any shareholders of the Company is required, or any Sale; or

          (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

the Company shall cause to be filed with the Trustee and to be mailed to each Holder at his address appearing on the Security Register provided for in the Indenture, as promptly as possible but in any event at least ten (10) days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Shares of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such Reclassification, Reorganization, Sale, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Shares shall be entitled to exchange their Common Shares for securities or other property deliverable upon such Reclassification, Reorganization, Sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, Reclassification, Reorganization, Sale, transfer, dissolution, liquidation or winding up.

     Section 511. Shareholder Rights Plans.

     Each Common Share issued upon conversion of Debentures pursuant to this Article Five shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Shares issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any shareholder rights plan adopted by the Company, as the same may be amended from time to time. If at the time of conversion, however, the rights have separated from the Common Shares in accordance with the provisions of the applicable shareholder rights agreement so that the Holders would not be entitled to receive any rights in respect of Common Shares issuable upon conversion of the Debentures, the Conversion Rate will be adjusted as if the Company distributed to all holders of Common Shares, evidences of indebtedness or assets (including securities but excluding rights or warrants to purchase Common Shares issued to all holders of Common Shares, Common Shares issued as a dividend or distribution on Common Shares and cash distributions), subject to readjustment in the event of the expiration, termination or redemption of the rights.

     Section 512. Transfer Restrictions.

          (a) Common Shares issued upon conversion of Restricted Debentures (all Common Shares issued in exchange therefor or substitution thereof) shall be represented by certificates bearing the Restricted Debentures Legend and shall be subject to the restrictions or transfer set forth in the Restricted Debentures Legend.

          (b) Any Common Shares as to which such restrictions on transfer as to which the conditions for removal of the Restricted Debentures Legend have been satisfied may, upon surrender of the certificates representing such Common Shares for exchange in accordance with the procedures of the transfer agent for the Common Shares, be exchanged for a new certificate or certificates for a like number of Common Shares, which shall not bear the Restricted Debentures Legend.

          (c) Common Shares issued on conversion of Debentures before May 9, 2004 (and all securities issued in exchange therefor or substitution thereof) shall be represented by certificates bearing the Canadian Legend and shall be subject to the restrictions on transfer set forth in the Canadian Legend.

          (d) Any Common Shares which bear the Canadian Legend may at any time on or after May 9, 2004, on surrender of the certificates representing such Common Shares for exchange in accordance with the procedures of the transfer agent for the Common Shares, be exchanged for a new certificate or certificates for a like number of Common Shares, which shall not bear the Canadian Legend.

ARTICLE SIX

COVENANTS

     Section 601. Additional Amounts.

     All payments made by the Company under or with respect to the Debentures (including, without limitation, any Additional Interest paid by the Company, or any Redemption Price or repurchase price) will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) imposed or levied by or on behalf of the Government of Canada or of any province or territory thereof or by any authority or agency therein or thereof having power to tax (“Canadian Taxes”), unless the Company is required to withhold or deduct Canadian Taxes by law or by the interpretation or administration thereof by the relevant governmental authority or agency. If the Company is so required to withhold or deduct any amount for or on account of Canadian Taxes from any payment made under or with respect to any Debentures, the Company will pay as additional interest such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by each Holder of Debentures after such withholding or deduction (and after deducting any Canadian Taxes on such Additional Amounts) will not be less than the amount such Holder would have received if such Canadian Taxes had not been withheld or deducted and similar payments (the term “Additional Amounts” shall also include any such similar payments) will also be made by the Company to Holders of Debentures that are not subject to withholding but are required to pay tax directly on amounts otherwise subject to withholding; provided, however, that no Additional Amounts will be payable with respect to:

          (a) a payment made to a Holder of Debentures (an “Excluded Holder”) in respect of the beneficial owner thereof:

               (i) with which the Company does not deal at arm’s length (within the meaning of the Tax Act) at the time of making such payment;

               (ii) that is subject to such Canadian Taxes by reason of its failure to comply with any certification, identification, information, documentation or other reporting requirement if compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or a reduction in the rate of deduction or withholding of, such Canadian Taxes (provided that in the case of any imposition or change in any such certification, identification, information, documentation or other reporting requirement which applies generally to Holders of Debentures who are not residents of Canada, at least sixty (60) days prior to the effective date of any such imposition or change, the Company shall give written notice, in the manner provided in the Indenture, to the Trustee and the Holders of the Debentures then outstanding of such imposition or change, as the case may be, and provide the Trustee and such Holders with such forms or documentation, if any, as may be required to comply with such certification, identification, information, documentation, or other reporting requirement); or

               (iii) that is subject to such Canadian Taxes by reason of its carrying on business in or otherwise being connected with Canada or any province or territory thereof otherwise than by the mere holding of such Debentures or the receipt of payments thereunder; or

          (b) any estate, inheritance, gift, sales, excise, transfer, personal property or similar tax, assessment or governmental charge (“Excluded Taxes”).

     The Company will (1) make such withholding or deduction and (2) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law.

     The Company will furnish to the Holders of any Debentures, within thirty (30) days after the date the payment of any Canadian Taxes is due pursuant to applicable law in respect of such Debentures, certified copies of tax receipts evidencing such payment by the Company.

     The Company will indemnify and hold harmless each Holder of any Debentures (other than an Excluded Holder or with respect to Excluded Taxes) and upon written request reimburse each such Holder for the amount of:

               (i) any Canadian Taxes so levied or imposed and paid by such Holder as a result of payments made under or with respect to the Debentures (including, without limitation, any payment of Additional Interest);

               (ii) any liability (including penalties, interest and expenses) arising therefrom or with respect thereto; and

               (iii) any Canadian Taxes imposed with respect to any reimbursement under clause (i) or (ii) above.

     Wherever there is mentioned, in this Indenture or the Debentures, in any context, the payment of principal of, or premium, if any, or interest on, or any other amount payable on or with respect to, any Debentures (including, without limitation, any Additional Interest or any Redemption Price or repurchase price), such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

     Anything in this Indenture to the contrary notwithstanding, the covenants and provisions of this Section 601 shall survive any termination or discharge of this Indenture, and the repayment of all or any of the Debentures, and shall remain in full force and effect.

     Section 602. Optional Redemption for Changes in Canadian Tax Law

          (a) The Company may redeem the Debentures, in whole but not in part, at its option, at any time at a Redemption Price equal to 100% of the principal amount plus accrued and unpaid Interest thereon and unpaid Additional Interest, if any, to the applicable Redemption Date (provided that installments of Interest on Debentures that are due and payable on Interest Payment Dates falling on or prior to the relevant Redemption Date will be payable to the Holders of the Debentures (or one or more Predecessor Securities) registered as such at the Close of Business on the relevant Regular Record Dates according to their terms and the provisions of the Indenture) upon the occurrence of a Redemption Tax Event.

          (b) It shall be a condition to the Company’s right to redeem the Debentures upon a Redemption Tax Event that, prior to giving any Redemption Notice for the Debentures, the Company shall have delivered to the Trustee:

               (i) an Officers’ Certificate stating that the obligation to pay such Additional Amounts cannot be avoided by the Company taking reasonable measures available to the Company; and

               (ii) an opinion of independent legal counsel to the Company of nationally recognized standing in Canada and experienced in such matters to the effect that the Company has or will become obligated to pay, on the next date on which any amount would be payable with respect to the Debentures, Additional Amounts in respect of the Debentures as a result of an amendment or change which would result in a Redemption Tax Event.

     Notice of any redemption will be mailed at least thirty (30) days but not more than sixty (60) days before the Redemption Date to each Holder of the Debentures at such Holder’s registered address.

          (c) Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date, Interest will cease to accrue on the debentures called for redemption.

          (d) Notwithstanding the foregoing, if the Company gives a Redemption Notice as described in this Section 602, each Holder of Debentures will have the right to elect that such Holder’s Debentures will not be subject to such redemption. If a Holder of Debentures elects not to be subject to such redemption, the Company will not be required to pay any Additional Amounts with respect to payments made on that Holder’s Debentures, whether or not held by that Holder, or a subsequent Holder (solely as a result of the amendment or change that caused the Redemption Tax Event), following the Redemption Date fixed by the Company, and all subsequent payments on such Holder’s Debentures whether in cash or Common Shares will be subject to applicable Canadian Taxes. If cash payments which a Holder would otherwise be entitled to receive from the Company are insufficient to pay applicable Canadian Taxes, the Company may require from a Holder as a condition to the Holder’s right to receive Common Shares or other property on conversion or other amounts from the Company an amount of cash sufficient to pay applicable Canadian Taxes. Holders of Debentures must elect their option to avoid such redemption by written notice to the Trustee no later than the 15th day prior to the Redemption Date fixed by the Company.

     Section 603. Additional Interest Notice.

     In the event that the Company is required to pay Additional Interest to holders of Debentures pursuant to the Registration Rights Agreement, the Company will provide written notice (“Additional Interest Notice”) to the Trustee of its obligation to pay Additional Interest no later than fifteen (15) days prior to the proposed payment date for the Additional Interest, and the Additional Interest Notice shall set forth the amount of Additional Interest to be paid by the Company on such payment date. The Trustee shall not at any time be under any duty or responsibility to any holder of Debentures to determine the Additional Interest, or with respect to the nature, extent or calculation of the amount of Additional Interest when made, or with respect to the method employed in such calculation of the Additional Interest.

     Section 604. Rule 144A Information Requirement.

     Within the period prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), the Company shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, make available to any Holder or beneficial owner of Debentures or any Common Shares issued upon conversion thereof which continue to be restricted securities in connection with any sale thereof and any prospective purchaser of Debentures or such Common Shares designated by such Holder or beneficial owner, the information required pursuant to Rule 144A(d)(4) under the Securities Act upon the request of any Holder or beneficial owner of the Debentures or such Common Shares and it will take such further action as any Holder or beneficial owner of such Debentures or such Common Shares may reasonably request, all to the extent required from time to time to enable such Holder or beneficial owner to sell its Debentures or Common Shares without registration under the Securities Act within the limitation of the exemption provided by Rule 144A, as such Rule may be amended from time to time. Upon the request of any Holder or any beneficial owner of the Debentures or such Common Shares, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

ARTICLE SEVEN

EVENTS OF DEFAULT

     Section 701. Additional Events of Default.

     Pursuant to Section 501(8) of the Original Indenture, in addition to the Events of Default set forth in the Original Indenture, the following (without duplication to those set forth in the Original Indenture) shall constitute Events of Default with respect to the Debentures:

          (a) the Company fails to timely make the offer to repurchase the Debentures upon the occurrence of a Designated Event;

          (b) the Company fails to perform any other covenant or breaches any warranty in this Third Supplemental Indenture or in the Debentures and that default or breach continues for a period of sixty (60) days after notice to the Company by the Trustee (or to the Company and the Trustee by the Holders of not less than 25% in aggregate principal amount of the Outstanding Debentures);

ARTICLE EIGHT

MISCELLANEOUS PROVISIONS

     Section 801. Trustee.

     The Trustee makes no undertaking or representations in respect of, and shall not be responsible in any manner whatsoever for and in respect of, the validity or sufficiency of this Third Supplemental Indenture or the proper authorization or the due execution hereof by the Company or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.

     Section 802. Ratification.

     Except as expressly amended hereby, the Original Indenture, the First Supplemental Indenture and the Second Supplemental Indenture shall continue in full force and effect in accordance with the provisions thereof and the Original Indenture, the First Supplemental and the Second Supplemental Indenture are in all respects hereby ratified and confirmed. This Third Supplemental Indenture and all its provisions shall be deemed a part of the Original Indenture in the manner and to the extent herein and therein provided.

     Section 803. Governing Law.

     THIS THIRD SUPPLEMENTAL INDENTURE AND THE DEBENTURES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     Section 804. Execution in Counterparts.

     This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     Section 805. Defeasance and Covenant Defeasance.

     Notwithstanding anything to the contrary herein or in the Indenture, Section 402 of the Original Indenture with respect to defeasance and covenant defeasance and Section 401 of the Original Indenture with respect to satisfaction and discharge shall not apply to the Debentures.

     Section 806. Default Interest. For the purposes the Original Indenture, including of Section 502(1)(c) thereof, the Company shall pay, in addition to any amount that shall have become due and payable on any Debentures for principal and premium, if any, Additional Amounts, if any, the Redemption Price or repurchase price, or interest, Additional Interest upon any such overdue amounts at the rate borne by the Debentures, plus 1% per annum above the rate otherwise payable.

     In Witness Whereof, the parties hereto have caused this Third Supplemental Indenture to be duly executed, all as of the day and year first above written.

PLACER DOME INC.

By	/s/ Tony S. Giardini

Name: Tony S. Giardini
Title: Treasurer

By
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By	/s/ Irina Golovashchuk

Name: Irina Golovashchuk
Title: Associate

EXHIBIT A

[Include the following legend only for Global Debentures]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (THE “DEPOSITARY”, WHICH TERM INCLUDES ANY SUCCESSOR DEPOSITARY) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREIN IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[Include the following legend only for Debentures that are Restricted Debentures]

[THIS SECURITY AND THE COMMON SHARES (“COMMON SHARES”) OF PLACER DOME INC. (THE “COMPANY”) ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY, THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES NOT TO SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE

REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE RIGHTS OF THE COMPANY AND THE WITHIN MENTIONED TRUSTEE PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES WHERE REGISTRATION OR TRANSFER OF THIS SECURITY IS REQUIRED, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED AFTER THE RESALE RESTRICTION TERMINATION DATE UPON THE REQUEST OF THE HOLDER AND THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATES AND/OR OTHER INFORMATION SATISFACTORY TO THE COMPANY.]

[Canadian Legend: Include the following legend only for Debentures or Common Shares issued on the conversion thereof, in either case, issued before May 9, 2004]

[BY ITS ACQUISITION HEREOF, THE HOLDER OF THIS SECURITY REPRESENTS THAT IT IS NOT A CANADIAN PERSON (AS DEFINED IN THE INDENTURE OF PLACER DOME INC. DATED MARCH 6, 2003, AS AMENDED AND SUPPLEMENTED BY THE THIRD SUPPLEMENTAL INDENTURE DATED OCTOBER 10, 2003) AND AGREES THAT IT WILL NOT TRADE, RESELL OR OTHERWISE TRANSFER THIS SECURITY IN ANY PROVINCE OR TERRITORY OF CANADA OR TO ANY CANADIAN PERSON BEFORE MAY 9, 2004.]

PLACER DOME INC.

2.75% CONVERTIBLE SENIOR DEBENTURE DUE 2023

CUSIP: 725906AJ0

No.	US$

     Placer Dome Inc., a corporation duly organized and validly existing under the laws of Canada (herein called the “Company”, which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to Cede & Co. or its registered assigns, the principal sum set forth on Schedule I hereto on October 15, 2023 at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semiannually on April 15 and October 15 of each year, commencing April 15, 2004, on said principal sum at said office or agency, in like coin or currency, at the rate per annum of 2.75%, from the April 15 or October 15, as the case may be, next preceding the date of this Debenture to which interest has been paid or duly provided for, unless the date hereof is a date to which interest has been paid or duly provided for, in which case from the date of this Debenture, or unless no interest has been paid or duly provided for on the Debentures, in which case from October 10, 2003, until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, if the date hereof is after any April 15 or October 15, as the case may be, and before the following April 15 or October 15, this Debenture shall bear interest from such April 15 or October 15; provided, that if the Company shall default in the payment of interest due on such April 15 or October 15, then this Debenture shall bear interest from the next preceding April 15 or October 15 to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for on such Debenture, from October 10, 2003. The Person in whose name any Debenture (or its predecessor) is registered on the Security Register at the Close of Business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date, except that the interest payable upon redemption or repurchase will be payable to the Person to whom principal is payable pursuant to such redemption or repurchase (unless the Redemption Date or the Repurchase Date, as the case may be, falls after a Regular Record Date and on or prior to the corresponding Interest Payment Date, in which case the payment of interest becoming due on such Interest Payment Date shall be payable to the Holders of such Debentures registered as such on the applicable Regular Record Date). The Company shall pay interest (i) on any Debentures in certificated form by check mailed to the address of the Person entitled thereto as it appears in the Security Register or (ii) on any Global Debenture by wire transfer of immediately available funds to the account of the Depositary or its nominee.

     The Company promises to pay interest on overdue principal, redemption or repurchase price, and (to the extent that payment of such interest is enforceable under applicable law) interest at the rate of 1% per annum above the rate otherwise payable.

     Reference is made to the further provisions of this Debenture set forth on the reverse hereof, including, without limitation, provisions giving the Holder the right to convert this Debenture into Common Shares of the Company on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

     This Debenture shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of the State of New York, without regard to conflicts of laws principles thereof.

     This Debenture shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized Authenticating Agent under the Indenture.

     IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed.

PLACER DOME INC.

By:
Name:
Title:

Attest:

By:
Name:
Title:

     TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Debentures described in the within-named Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:
Authorized Signatory

Dated:

REVERSE OF SECURITY

PLACER DOME INC.

2.75% CONVERTIBLE SENIOR DEBENTURE DUE 2023

     This Debenture is one of a duly authorized issue of securities of the Company, designated as its 2.75% Convertible Senior Debentures Due 2023 (herein called the “Debentures”), initially limited in aggregate principal amount to US$230,000,000, issued under and pursuant to an Indenture dated as of March 6, 2003 (herein called the “Original Indenture”), as supplemented by the First Supplemental Indenture dated as of March 6, 2003, the Second Supplemental Indenture dated as of October 10, 2003 and the Third Supplemental Indenture dated as of October 10, 2003 (collectively, the “Indenture”), between the Company and Deutsche Bank Trust Company Americas, as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Debentures and of the terms upon which the Debentures are, and are to be, authenticated and delivered. The Company may issue additional debentures from time to time in an unlimited principal amount as provided in the Indenture.

     In case an Event of Default shall have occurred and be continuing, the principal of and accrued and unpaid Interest on all Debentures may be declared by either the Trustee or the holders of not less than 25% in aggregate principal amount of the Debentures then outstanding, and upon said declaration, shall become due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Debentures at the time outstanding, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders; provided that no such supplemental indenture shall (i) change the stated maturity of the principal of, or premium, if any, or any installment of interest or Additional Interest, if any, on or any Additional Amounts, if any, with respect to, any debt securities, (ii) reduce the principal amount of any debt securities or any premium on any debt securities, (iii) reduce the rate of interest or Additional Interest on any debt securities, (iv) change any place where, or the currency in which, any debt securities are payable, (v) reduce any Additional Amounts payable with respect to any debt securities, (vi) impair the holder’s right to institute suit to enforce the payment of any debt securities when due, (vii) impair the holder’s right to institute suit to enforce the payment of any debt securities when due, (viii) reduce the percentage of Debentures the consent of whose holders is required for any such modification or amendment or the consent of whose holders is required for any waiver or compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences or reduce the requirements for a quorum or voting at a meeting of holders of the Debentures, (ix) reduce any amount payable upon redemption or repurchase of any Debenture, (x) adversely change the Company’s obligation to repurchase any Debenture at the option of a holder or to offer to repurchase the Debentures at the option of a holder upon a Designated Event, (xi) impair the right of a holder to convert any Debenture or reduce the number of Common Shares or the amount of any other property receivable upon conversion, or (xii) subject to specified exceptions, modify certain provisions of the Indenture relating to modification or waiver of provisions of the Indenture, without the consent of the holders of all Debentures then outstanding. Subject to the provisions of the Indenture, the holders of a majority in aggregate principal amount of the Debentures at the time outstanding may on behalf of the holders of all of the Debentures waive any past default or Event of Default under the Indenture and its consequences except (A) a default in the payment of the principal of, Interest on, or any Additional Amounts with respect to any of the Debentures, (B) a failure by the Company to convert any Debentures into Common Share of the Company or (C) a default in respect of a covenant or provisions of the Indenture which under the Indenture cannot be modified or amended without the consent of the holders of each or all Debentures then outstanding or affected thereby. Any such consent or waiver by the Holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Debenture and any Debentures which may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Debenture or such other Debentures.

     The Debentures are redeemable at the Company’s option prior to their Stated Maturity upon the occurrence of a Redemption Tax Event as a result of which the Company has or would become obligated to pay Additional Amounts, that are more than de minimis, to the Holder of any Debenture, and in the opinion of the Company (evidenced by an Officers’ Certificate delivered to the Trustee) such obligations cannot be avoided by the Company taking reasonable measures available to it and certain other conditions are met. In such event the Company may, at its option, redeem the Debentures in whole but not in part, upon not less than thirty (30) days’ nor more than sixty (60) days’ notice given in accordance with the terms of the Indenture, at the then applicable Redemption Price, equal to 100% of the principal amount thereof plus accrued Interest to the Redemption Date, except that (i) no such notice of redemption may be given earlier than 60 Business Days prior to the earliest date on or from which the Company would be obligated to pay any such Additional Amounts, and (ii) at the time such notice is given, the circumstances creating such obligation to pay such Additional Amounts remain in effect.

     The Holder of any Debenture is entitled at such Holder’s option, prior to the Close of Business at Stated Maturity, to convert such Debenture or any portion of such Debenture into fully paid and non-assessable Common Shares at any time when one or more of the following conditions shall be satisfied:

          (a) Commencing after December 31, 2003, the Debentures shall be convertible during any fiscal quarter of the Company (and only during such fiscal quarter), if the Closing Sale Price exceeds 120% of the Conversion Price for at least twenty (20) Trading Days in the thirty (30) consecutive Trading Day period ending on the last Trading Day of the immediately preceding quarter; provided, however, that the Company may elect, during any quarter in which the Debentures could be so converted to permit conversion of the Debentures at any time following such quarter and prior to the Close of Business on the maturity date.

          (b) The Debentures may be surrendered for conversion during the five (5) Business Day period after any five (5) consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per US$1,000 principal amount of the Debentures for each day of such Measurement Period was less than 98% of the product of the Closing Sale Price and the then current Conversion Rate; provided, that if, on the date of any conversion pursuant to Section 501(c) of the Third Supplemental Indenture, the Closing Sale Price of the Common Shares is between 100% and 120% of the then current Conversion Price, a Holder shall receive, in lieu of Common Shares based on the Conversion Rate, Common Shares with a value equal to the principal amount of Debentures to be converted plus accrued and unpaid Interest, if any, as of the Conversion Date (a “Principal Value Conversion”).

          (c) In the event the Company has called any Debentures for redemption, such Debentures shall be convertible at any time on or after the date the Redemption Notice has been given until the Close of Business on the Business Day immediately preceding the Redemption Date, after which time the right to so convert will expire unless the Company defaults in the payment of the Redemption Price.

          (d) The Debentures shall be convertible during any period in which (i) the long-term credit ratings assigned to the Debentures by Standard & Poor’s and Moody’s are lower than “BBB-” and “Ba1”, respectively, (2) both Standard & Poor’s and Moody’s no longer rate the Debentures or have suspended or withdrawn the rating assigned to the Debentures or (3) the Debentures are not assigned a rating by both Standard & Poor’s and Moody’s; provided, however, Debentures may not be so converted until after the earlier of (a) the date the Debentures are rated by both Standard & Poor’s and Moody’s and (b) five (5) Business Days from the date the Debentures are first issued.

          (e) Upon the occurrence of certain corporate events specified in the Indenture.

     Each Debenture will initially be convertible into 47.7897 fully paid and non-assessable Common Shares, as said shares shall be constituted at the date of conversion, per US$1,000 principal amount of Debentures or portion thereof to be converted or such Conversion Rate as adjusted from time to time as provided in the Indenture, upon surrender of this Debenture, together with a Conversion Notice as provided in the Indenture, to the Conversion Agent and, unless the Common Shares issuable on conversion are to be issued in the same name as this Debenture, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Conversion Agent duly executed by the Holder or by its duly authorized attorney. No adjustments in respect of Interest or Additional Amounts payable in respect thereof will be made upon any such conversion. In case a Debenture or portion thereof is called for redemption, such conversion right in respect of the Debenture or portion so called shall expire immediately prior to the Close of Business on the last Business Day prior to the Redemption Date, unless the Company defaults in making the payment due upon such redemption.

     No adjustment in respect of Interest or Additional Amounts payable in respect thereof on any Debenture converted or dividends on any shares issued upon conversion of such Debenture will be made upon any conversion except as set forth in the next sentence. If this Debenture (or portion hereof) is surrendered for conversion during the period from the Close of Business on any Regular Record Date for the payment of interest to the Close of Business on the Business Day preceding the immediately following Interest Payment Date, this Debenture (or portion hereof being converted) must be accompanied by payment, in immediately available funds or other funds acceptable to the Company, of an amount equal to the Interest otherwise payable on such Interest Payment Date on the principal amount being converted; provided that no such payment shall be required (1) if the Company has specified a Redemption Date that is after a record date and prior to the next Interest Payment Date, (2) if the Company has specified a Repurchase Date following a Designated Event that is during such period or (3) to the extent of any overdue Interest, if any overdue Interest exists at the time of conversion with respect to such Debenture.

     No fractional Common Shares will be issued upon any conversion, but an adjustment and payment in cash will be made, as provided in the Indenture, in respect of any fraction of a Common Share which would otherwise be issuable upon the surrender of any Debenture for conversion.

     If a Designated Event occurs at any time on or prior to maturity of the Debentures, then the Company shall offer to purchase all of the Debentures at a price (the “Designated Event Repurchase Price”) equal to 100% of the principal amount thereof plus any accrued and unpaid Interest to but excluding such date (the “Designated Event Repurchase Date”) that is not less than twenty (20) Business Days and not more than thirty-five (35) Business Days after notice of the occurrence of such Designated Event. The Company shall mail to all Holders a notice of the occurrence of such Designated Event and of the offer to repurchase arising as a result thereof within fifteen (15) Business Days after the occurrence of such Designated Event. For a Debenture to be purchased, the Paying Agent must receive a notice of acceptance from the Holder in the form set forth on the reverse of the Debenture (the “Designated Event Repurchase Notice”) to purchase on or before the Close of Business on the Designated Event Repurchase Date and the Trustee or Paying Agent must receive such Debenture duly endorsed for transfer. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Debenture for purchase shall be determined by the Company, whose determination shall be final and binding.

     Holders have the right to withdraw any Designated Event Repurchase Notice by delivering to the Paying Agent written notice of withdrawal prior to the Close of Business on the Designated Event Repurchase Date in accordance with the provisions of the Indenture.

     Interest on the Debentures shall be computed on the basis of a 360-day year comprised of twelve 30-day months. For purposes of disclosure under the Interest Act (Canada), the yearly rate of interest which is equivalent to the rate payable under this Debenture is the rate payable multiplied by the actual number of days in the year and divided by 360.

     The Company may not redeem any Debentures prior to October 20, 2010, subject to the Company’s option to redeem the Debentures upon a Redemption Tax Event. At any time on or after October 20, 2010 and prior to maturity, the

Debentures may be redeemed at the option of the Company, in whole or in part, upon notice, at the following redemption prices expressed as a percentage of the principal amount:

Redemption Period	Price (%)
Beginning on October 20, 2010 and ending on October 14, 2011	100.825%
Beginning on October 15, 2011 and ending on October 14, 2012	100.550%
Beginning on October 15, 2012 and ending on October 14, 2013	100.275%

and 100% if redeemed on or after October 15, 2013, in each case, the Company shall pay accrued and unpaid Interest to, but excluding, Redemption Date; provided that if the Redemption Date falls after a Regular Record Date but on or prior to the corresponding Interest Payment Date, then the Interest payable on such Interest Payment Date shall be paid to the holders of record of such Debentures on the applicable Regular Record Date instead of the holders surrendering such Debentures for redemption on the Redemption Date.

     The Company shall fix a date for redemption and it or, at its written request received by the Trustee not fewer than sixty (60) days prior (or such shorter period of time as may be acceptable to the Trustee) to the date fixed for redemption, the Trustee in the name of and at the expense of the Company, shall mail or cause to be mailed a notice of such redemption not fewer than thirty (30) nor more than sixty (60) days prior to the Redemption Date to each Holder to be redeemed as a whole or in part at its last address as the same appears on the Security Register; provided that if the Company shall give such notice, it shall also give written notice of the Redemption Date to the Trustee.

     Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, all or any portion of the Debentures held by such Holder on October 15, 2013 and October 15, 2018 in multiples of US$1,000 principal amount at a repurchase price of 100% of the principal amount, plus any accrued and unpaid Interest to, but excluding, the Repurchase Date. To exercise such right, a Holder shall deliver to the Trustee such Debenture with the form entitled “Repurchase Notice” on the reverse thereof duly completed, together with the Debenture, duly endorsed for transfer, at any time from the opening of business on the date that is 20 Business Days prior to the Repurchase Date until the Close of Business on the Business Day immediately preceding the Repurchase Date, and shall deliver the Debentures, together with any payment or other documents specified in the Indenture, to the Trustee (or other Paying Agent appointed by the Company) as set forth in the Indenture.

     If money or cash, sufficient to pay the repurchase price of all Debentures or portions thereof to be purchased as of the Designated Event Repurchase Date or the Repurchase Date, as the case may be, is deposited with the Trustee (or other Paying Agent appointed by the Company), on the Business Day following the Designated Event Repurchase Date or on the Repurchase Date, as the case may be, the Debentures will cease to be Outstanding, interest will cease to accrue and the Holder thereof shall have no other rights as such other than the right to receive the repurchase price upon surrender of such Debenture.

     As provided in and subject to the provisions of the Indenture, the Holder of this Debenture shall not have the right to institute any proceeding with respect to the

Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Debentures, the Holders of not less than 25% of the principal amount of the Debentures at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee and such Holder have offered the Trustee indemnity satisfactory to the Trustee, and the Trustee shall not have received from the Holders of a majority of the principal amount of the Debentures at the time Outstanding a written direction inconsistent with such request, and the Trustee shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Debenture for the enforcement of any payment of the principal amount or any other amounts due on, or in respect of, this Debenture on or after the respective due dates expressed herein.

     Subject to the provisions of the Indenture, the Company, the Trustee, any Authenticating Agent, any Paying Agent, any Conversion Agent and any Security Registrar may deem and treat the registered Holder hereof as the absolute owner of this Debenture, subject to applicable law (whether or not this Debenture shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or any Security Registrar), for the purpose of receiving payment hereof, or on account hereof, for the conversion hereof and for all other purposes, and neither the Company nor the Trustee nor any other Authenticating Agent nor any Paying Agent nor other Conversion Agent nor any Security Registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered Holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Debenture.

     No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal amount and accrued and unpaid Interest and any other amounts due on, or in respect of, this Debenture at the times, place and rate, and in the coin or currency or other form of payment, herein prescribed.

     The Debentures are issuable only in registered form without coupons in denominations of US$1,000 principal amount and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Debentures are exchangeable for a like aggregate principal amount of Debentures and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Debenture for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Debenture is registered as the owner hereof for all purposes, whether or not this Debenture be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     This Debenture is a Global Security and is subject to the provisions of the Indenture relating to Global Securities, including the limitations in Section 305 of the Original Indenture and Section 304 of the Third Supplemental Indenture on transfers and exchanges of Global Securities.

     All terms used in this Debenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ABBREVIATIONS

     The following abbreviations, when used in the inscription of the face of this Debenture, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM -	as tenants in common	UNIF GIFT MIN ACT - _____ Custodian
_______
TEN ENT -	as tenant by the entireties	(Cust) (Minor)
JT TEN -	as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts to Minors Act (State)

Additional abbreviations may also be used though not in the above list.

CONVERSION NOTICE

TO:	PLACER DOME INC.
DEUTSCHE BANK TRUST COMPANY AMERICAS

     The undersigned registered owner of this Debenture hereby irrevocably exercises the option to convert this Debenture, or the portion thereof (which is US$1,000 or a multiple thereof) below designated, into Common Shares of Placer Dome Inc. in accordance with the terms of the Indenture referred to in this Debenture, and directs that the Common Shares issuable and deliverable upon such conversion, together with any check in payment for fractional shares and any Debentures representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. If Common Shares or any portion of this Debenture not converted are to be issued in the name of a person other than the undersigned, the undersigned will provide the appropriate information below and pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest, accompanies this Debenture.

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

A-2

     Fill in the registration of Common Shares if to be issued, and Debentures if to be delivered, other than to and in the name of the registered Holder:

(Name)

(Street Address)

(City, State and Zip Code)

Please print name and address

Principal amount to be converted (if less than all):

$

Social Security or Other Taxpayer Identification Number:

A-3

DESIGNATED EVENT REPURCHASE NOTICE

TO:	PLACER DOME INC.
DEUTSCHE BANK TRUST COMPANY AMERICAS

The undersigned registered owner of this Debenture hereby irrevocably acknowledges receipt of a notice from Placer Dome Inc. (the “Company”) regarding the Company’s offer, and right of Holders to elect to accept the offer and thereby require the Company to repurchase the Debentures upon the occurrence of a Designated Event with respect to the Company and requests and instructs the Company to repurchase this Debenture, or the portion thereof (which is US$1,000 or an integral multiple thereof) below designated, in accordance with the terms and conditions of the Indenture at the price of 100% of such entire principal amount or portion thereof, together with accrued and unpaid Interest to, but excluding, the Designated Event Repurchase Date, to the registered Holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

     Dated:

     Signature(s):

     NOTICE: The above signatures of the Holder(s) hereof must correspond with the name as written upon the face of the Debenture in every particular without alteration or enlargement or any change whatever.

     Security Certificate Number (if applicable):

     Principal amount to be repurchased (if less than all):

     Social Security or Other Taxpayer Identification Number:

A-4

REPURCHASE NOTICE

TO:	PLACER DOME INC.
DEUTSCHE BANK TRUST COMPANY AMERICAS

The undersigned registered owner of this Debenture hereby irrevocably acknowledges receipt of a notice from Placer Dome Inc. (the “Company”) regarding the right of Holders to elect to require the Company to repurchase the Debentures and requests and instructs the Company to repurchase this Debenture, or the portion thereof (which is US$1,000 or an integral multiple thereof) below designated, in accordance with the terms and conditions of the Indenture at the price of 100% of such entire principal amount or portion thereof, together with accrued and unpaid Interest to, but excluding, the Repurchase Date, to the registered Holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

     Dated:

     Signature(s):

     NOTICE: The above signatures of the Holder(s) hereof must correspond with the name as written upon the face of the Debenture in every particular without alteration or enlargement or any change whatever.

     Security Certificate Number (if applicable):

     Principal amount to be repurchased (if less than all):

     Social Security or Other Taxpayer Identification Number:

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ASSIGNMENT

     For value received                                                  hereby sell(s) assign(s) and transfer(s) unto                                                  (Please insert social security or other Taxpayer Identification Number of assignee) the within Debenture, and hereby irrevocably constitutes and appoints                                                 attorney to transfer said Debenture on the books of the Company, with full power of substitution in the premises.

     In connection with any transfer of the Debenture prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision) (other than any transfer pursuant to a registration statement that has been declared effective under the Securities Act), the undersigned confirms that such Debenture is being transferred:

☐	To Placer Dome Inc. or a subsidiary thereof; or

☐	To a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended; or

☐	Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended; or

☐	Pursuant to a Registration Statement which has been declared effective under the Securities Act of 1933, as amended, and which continues to be effective at the time of transfer;

and unless the Debenture has been transferred to Placer Dome Inc. or a subsidiary thereof, the undersigned confirms that such Debenture is not being transferred to an “affiliate” of the Company as defined in Rule 144 under the Securities Act of 1933, as amended.

     Unless one of the boxes is checked, the Trustee will refuse to register any of the Debentures evidenced by this certificate in the name of any person other than the registered holder thereof.

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be

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determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

NOTICE: The signature on the Conversion Notice, the Designated Event Repurchase Notice, the Repurchase Notice or the Assignment must correspond with the name as written upon the face of the Debenture in every particular without alteration or enlargement or any change whatever.

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Schedule I

PLACER DOME INC.
2.75% Convertible Senior Debenture Due 2023

No. _______

		Notation Explaining	Authorized Signature
		Principal Amount	of Trustee or
Date	Principal Amount	Recorded	Custodian

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